UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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(Amendment No.     )

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Monro, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of 2018 Annual Meeting of

Shareholders and Proxy Statement

August 14, 2018

Rochester, N.Y. 14615

Dear Fellow Shareholders,

Fiscal 2018 was an important year for Monro. When I joined our company as CEO this past October, I observed significant opportunities to build upon a solid foundation and rich history and to capitalize on the accelerating momentum in our industry. In the first months of my tenure, I completed a rigorous and comprehensive assessment of our business. This assessment underscored the positive view I had of Monro; the Company has a unique business model in an attractive industry with strong competitive advantages and significant room for growth. Based on this assessment, I developed our key strategic priorities focused on delivering a consistent 5-star experience to our customers in order to drive higher traffic and increase customer lifetime value. I also enhanced an already capable senior leadership team with seasoned leaders in both Operations and Marketing to assist in executing this plan.

Executing Our Monro.Forward Strategy

With the full support of our Board of Directors, our management team worked to develop our strategy to build a scalable platform capable of driving sustainable future growth. We call this strategy ‘Monro.Forward’, which we discussed in detail at our inaugural Investor Day on May 21, 2018.

Monro.Forward centers around four key pillars, which will be supported by a number of investments in technology and data-driven analytics across our business:

Improving Customer Experience: Our primary focus is to drive operational excellence and deliver a consistent 5-star experience to our customers with a focus on increasing customer lifetime value.

Enhancing Customer-Centric Engagement: Our second objective is to engage with our customers more effectively and invest in marketing channels with the highest return to drive increased customer retention and new customer acquisition, and to develop an omni-channel presence.

Optimizing Product & Service Offering: Creating a clearly defined product and service offering is another strategic priority which will allow us to improve the customer experience and maximize our ticket through higher conversion.

Accelerating Productivity & Team Engagement: Given that our teammates are at the heart of our organization, we will implement a number of initiatives to increase productivity while attracting, developing and retaining our talent.

We are thrilled about the changes we are making at Monro, and very encouraged by the initial steps we have already taken. We have had a successful rollout of our foundational technology and tools in the fourth quarter, and have already begun to see results. Although we have a way to go, we are off to a great start and very pleased with the positive feedback we have received at all levels of our organization. I would like to thank our dedicated and engaged teammates, who have been working incredibly hard as we implement our strategic initiatives to drive Monro.Forward.

Building Upon Our Strong Business Momentum

We are confident that Monro.Forward will allow us to capitalize on the momentum we are seeing across our business. In fiscal 2018, we generated record sales of $1.13 billion and diluted earnings per share of $1.92. We exited the fiscal year with strong momentum, and are encouraged by our top-line recovery in the fourth quarter, driven by a higher average ticket and overall strength in our tire business. These positive selling trends continued through the beginning of fiscal year 2019, and we remain confident that we will achieve our financial targets for the year while making significant strides in the execution of our strategic plan.

We have also continued to execute on our disciplined acquisition strategy, as evidenced by the Appalachian Tire and Free Service Tire acquisitions we recently completed. High-quality, accretive acquisitions remain a cornerstone of Monro’s strategy, and we will continue to build upon and execute on our robust pipeline going forward.

Enhancing Shareholder Value

As we are undergoing meaningful changes across our business, we remain focused on delivering long-term shareholder value. Our commitment to returning cash to shareholders is demonstrated by the recently announced 11% increase in our dividend, which marks the 13th dividend increase since a cash dividend was first issued by our company thirteen years ago.

Impacting our Community

Monro strives to maintain an environmentally and socially conscious corporate culture, as demonstrated by our recycling policies at our offices, warehouses and stores and our support of charitable organizations dedicated to caring for the communities and neighborhoods we serve. In fiscal 2018, Monro recycled 3 million gallons of oil and 3 million tires, as well as approximately 280,000 vehicle batteries and 290 tons of cardboard, all as part of the Company’s commitment to the environment. Further, Monro and its teammates donated to a number of charities during fiscal 2018, including raising $79,000 for charities in Florida to support our teammates and customers impacted by Hurricane Irma and over $400,000 donated to the United Way. The Company was pleased to receive the 2017 United Way of Greater Rochester’s Chairman’s Award for Philanthropic Leadership.

Our Path Forward

We are truly excited about the future, and are well-positioned to drive sustainable growth at our company. We have an experienced leadership team that is ready to build upon the strong foundation and growing momentum of our business, while continuing to consolidate within our fragmented industry through highly accretive acquisitions. The investments we have made in technology and data-driven analytics will help drive increased consistency and productivity across our business, ultimately increasing the lifetime value of our customers. And lastly, the execution of our Monro.Forward strategy will strengthen the scalability of our business, driving a sustainable platform for long-term growth and strong shareholder returns.

On behalf of the Board of Directors and the Monro leadership team, I would like to thank you for your continued support as we enter a new phase in Monro’s history. I look forward to welcoming you at our next annual meeting on August 14, 2018.

Sincerely,

Brett T. Ponton

President and Chief Executive Officer

THE 2018 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting to be Held on August 14, 2018: This Proxy Statement and the 2018 Annual Report are available on the Company’s website at http://www.monro.com/corporate/corporate-investor-info.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, August 14, 2018

Time:	9:00 a.m. (Eastern Daylight Time)

Location:	Hyatt Regency Rochester 125 East Main Street Rochester, N.Y. 14604

Record Date:	Monday, June 25, 2018

Items of Business

1.	Elect four directors to Class 1 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2020 annual meeting of shareholders;

2.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers;
3.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 30, 2019; and

4.	Consider any other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees included in Proposal No. 1 and “FOR” each of Proposals No. 2 and 3.

How to Vote

By Telephone: You may vote by calling 1-800-454-8683.	By Internet: You may vote at Proxyvote.com (input control number).	By Mail: You may vote by completing and returning the enclosed proxy card.	In Person: All shareholders are cordially invited to attend the annual meeting of shareholders.

This communication is not a form for voting and presents only an overview of the more complete proxy materials. The Company encourages you to review the complete proxy materials before voting.

PROXY STATEMENT SUMMARY

Below are the highlights of the important information you will find in this Proxy Statement. As this is only a summary, we request that you please review the full Proxy Statement before casting your vote.

General Meeting Information
2018 Annual Meeting Date and Time	Tuesday, August 14, 2018 9:00 a.m. (Eastern Daylight Time)
Place	Hyatt Regency Rochester 125 East Main Street Rochester, N.Y. 14604
Record Date	Monday, June 25, 2018
Voting

Shareholders of record as the record date are entitled to vote in person or by proxy at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Voting Matters and Board of Directors Recommendations
Proposal	Voting Options	Vote Required for Approval	Broker Discretionary Vote	Board of Directors Recommendation
1. Election of Directors	“FOR” all nominees or “WITHHOLD” your vote for all or any of the nominees	Each nominee for director must receive a majority of the votes cast	No	FOR EACH NOMINEE
2. Advisory Vote to Approve Executive Compensation	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	No	FOR
3. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	Yes	FOR

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Governance Highlights

We are committed to applying sound corporate governance principles. We believe sound governance practices are in the best interests of our shareholders and strengthen accountability within our organization.

Annual Elections	Yes	Stock Ownership Guidelines for Directors and Executives	Yes
Independent Board Chair	Yes	Anti-Hedging and Pledging Policy	Yes
Board Independence	75%	Code of Ethics	Yes
Audit, Compensation and Nominating Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	One	Executive Sessions of the Board	Yes
Board Diversity	13% Female	Anonymous Reporting	Yes
Board and Committee Annual Self-Evaluations	Yes	Clawback Policy	Yes

Our commitment to sound corporate governance practices has been illustrated through a number of actions taken in this past year, including:

•	Appointed an independent Chairman of the Board of Directors;

•	Appointed two new independent directors, one of whom is female;

•	Adopted a clawback policy;

•	Compensation Committee hired a compensation advisor; and

•	Enhanced proxy disclosure.

Director Nominees

You are being asked to vote to elect the following four director nominees to Class 1 of our Board of Directors. Detailed information about each of these nominees begins on page 6 of the Proxy Statement.

Name	Age	Director Since	Independent	Occupation
John L. Auerbach	40	2017	Yes	Senior Vice President and Managing Director of Art and Objects at Sotheby’s, Inc.; Founder and Chairman of Eloquii Design, Inc.
Donald Glickman	85	1984	No	Limited Partner in several J.F.L. Investment Funds
Lindsay N. Hyde	36	2017	Yes	Founder and Former Chief Executive Officer of Baroo, Inc.
Brett T. Ponton	48	2017	No	President and Chief Executive Officer of Monro, Inc.

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Board of Directors Overview

Our Board of Directors is currently composed of eight directors, six of whom are independent. The charts below highlight the Board’s composition and experience:

Director Independence	Tenure on the Board of Directors
Gender Diversity

Executive Compensation Overview

What We Do	What We Don’t Do
Pay for Performance	Permit Short Sales by Directors, Officers or Employees
Reasonable Post-Employment and Change in Control Provisions	Allow Hedging or Pledging of Company Stock
Double Trigger Change in Control Provisions	Offer Change in Control Tax Gross-Ups
Stock Ownership Guidelines	Reprice Underwater Options
Utilize Independent Compensation Advisor	Offer Unreasonable Perquisites
Clawback Policy

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Elements of Compensation for Fiscal 2018

Monro’s executive compensation program, set forth by the Compensation Committee, is designed to implement our executive pay philosophy to:

•	Attract and retain talented and experienced executives and other key employees

•	Ensure that the actual compensation paid to our executive officers is aligned and correlated with financial performance and changes in shareholder value (“pay for performance”)

•	Motivate our executive officers to achieve short-term and long-term Company goals that will increase shareholder value

•	Reward executives whose knowledge, skills and performance are crucial to our success

The objectives and key characteristics of each element of our 2018 executive compensation are summarized below:

Type of Pay and Form		Performance Period	Objectives
Fixed	Base Salary (Cash)	One year

•  Recognizes individual skills, competencies, experience, and individual performance

•  Generally determined based on an individual’s time in the position, experience, performance, future potential and external market conditions

•  May be influenced/changed as a result of changes in the executive’s responsibilities, an assessment of annual performance, our financial ability to pay base salaries and provide increases and/or external market data relating to base pay practices of peers

At-Risk	Annual Incentive Bonus (Cash)	One year

•  Variable cash compensation tied to the achievement of annual corporate operational goals established by the Compensation Committee each fiscal year to support long-term value creation

•  Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

At-Risk	Long-Term Incentive Compensation (Stock Option Awards)	4 years

•  Motivates and rewards executives for increasing shareholder value and returns while promoting our long-term interests

•  Reflects the belief that a significant component of executive compensation should be at risk where the amount earned depends on achieving Company performance objectives designed to enhance shareholder value

•  Helps build executive stock ownership, consistent with our Stock Ownership Guidelines

•  Encourages retention through multi-year vesting

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

The Monro, Inc. Board of Directors (the “Board” or the “Board of Directors”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Monro, Inc. 2018 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting” or the “meeting”). The notice of meeting, this Proxy Statement and the enclosed form of proxy card are first being mailed to our shareholders on or about July 10, 2018. In this Proxy Statement, we may also refer to Monro, Inc. and its subsidiaries as “Monro,” the “Company,” “we,” “our” or “us.”

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monro, Inc., a New York corporation, of the accompanying proxy to be voted at the Annual Meeting to be held on Tuesday, August 14, 2018, at 9:00 a.m. (Eastern Daylight Time), and at any adjournment or postponement thereof. The close of business on Monday, June 25, 2018 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Attending the Annual Meeting

Monro will host the Annual Meeting at the Hyatt Regency Rochester, 125 East Main Street, Rochester, New York 14604. The meeting will start at 9:00 a.m. (Eastern Daylight Time) on August 14, 2018.

For information on how to obtain directions to the meeting, please contact us at (585) 784-3324.

Shareholders may vote and submit questions in accordance with the rules of conduct for the Annual Meeting while attending the Annual Meeting in person.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting, holders of record of our common stock as of June 25, 2018 will consider and vote upon the following proposals:

1.  To elect four directors to Class 1 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2020 annual meeting of shareholders;

2.  To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.  To ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for the fiscal year ending March 30, 2019; and

4.  To consider any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, these are the only matters that the Board of Directors intends to present at the Annual Meeting. The Board does not know of any other business to be presented at the Annual Meeting. The Board of Directors recommends that you vote “FOR” each proposal.

Voting Rights of Holders of Common Stock

Shareholders of record as the record date are entitled to vote in person or by proxy at the Annual Meeting. On the record date, there were 32,873,821 shares of our common stock, par value $0.01 per share (“common stock”) outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Our shareholders do not have cumulative voting rights.

The voting rights of common shareholders are subject to the voting rights of the holders of the shares of our Class C Convertible Preferred Stock, par value $1.50 per share (“Class C Preferred Stock”).

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Rights of Holders of Class C Preferred Stock

At least 60% of the shares of Class C Preferred Stock must vote as a separate class or unanimously consent to effect or validate any action taken by our common shareholders. Therefore, the Class C Preferred Stock holders have an effective veto over all matters put to a vote of our common shareholders, and could use that veto power to block any matter that our common shareholders may approve at the Annual Meeting.

On the record date, there were 21,802 shares of Class C Preferred Stock outstanding. We expect that the holders of the Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of our common shareholders at the Annual Meeting.

Voting Instructions for Record Holders

If your shares are registered directly in your name with our transfer agent, then you are a shareholder of record with respect to those shares and you may vote by:

•  completing and returning the enclosed proxy card; or

•  attending the Annual Meeting and voting in person.

Whether or not you plan to attend the Annual Meeting, you should submit your proxy card as soon as possible.

Voting Instructions for Beneficial Owners

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and you must instruct the broker, bank or other nominee to vote on your behalf. Please refer to the voting instruction card provided by your broker, bank or other nominee.

If you are a beneficial owner and wish to vote at the Annual Meeting, you must bring a letter from your broker, bank, or other nominee to the Annual Meeting confirming:

1.  your beneficial ownership of the shares;

2.  that the broker, bank, or other nominee is not voting the shares at the meeting and

3.  granting you a legal proxy to vote the shares in person or at the meeting.

You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a legal proxy from that bank, broker or other nominee issued in your name giving you the right to vote your shares.

Broker Non-Votes

Broker non-votes occur when beneficial owners do not give voting instructions to their brokers and the brokers lack the discretionary authority to vote on the proposal. If you are a beneficial owner and do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter.

Under the rules of the New York Stock Exchange, which are also applicable to companies listed on the Nasdaq Stock Market (“Nasdaq”), brokers have the discretion to vote on routine matters such as ratifying the appointment of external auditors, but do not have discretion to vote on non-routine matters such as electing directors and approving, on an advisory basis, the compensation of our named executive officers.

Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

Quorum

A quorum must be present in person or by proxy to hold the Annual Meeting and will exist if a majority of the issued and outstanding shares of our common stock are present in person or by proxy and are entitled to vote at the Annual Meeting.

We will include abstentions and broker non-votes to determine whether a quorum is present at the Annual Meeting. John A. Heisman and Michael L. Boehme, our inspectors of election for the meeting, will determine whether a quorum is present and will tabulate votes cast by proxy or in person. If we do not have a quorum at the Annual Meeting, we expect to adjourn the meeting until we obtain a quorum.

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Vote Required to Elect Directors

You may vote either for or withhold authority to vote for all or any of the four nominees named in this Proxy Statement.

To be elected, each nominee for director must receive a majority of the votes cast at the Annual Meeting.

Votes that are withheld from any nominee count as a vote cast against that nominee. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Approve Compensation of Named Executive Officers

You may cast your vote in favor of, against, or abstain from voting to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers.

To be approved, a majority of the votes cast at the Annual Meeting must vote in favor of this proposal. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Ratify Appointment of PWC

You may cast your vote in favor of, against, or abstain from voting to ratify the re-appointment of PWC as our independent registered accounting firm for the year ending March 30, 2019.

To be approved, a majority of the votes cast at the Annual Meeting must vote in favor of this proposal. Abstentions are not deemed to be votes cast and will therefore not affect this proposal.

There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Revoking a Proxy

A shareholder who has given a proxy may revoke it at any time prior to its exercise by:

•  executing and delivering a later-dated proxy;

•  providing written notice of the revocation to the Secretary of the Company at the address above or

•  attending the Annual Meeting and voting in person.

Please note that attending the Annual Meeting alone is not enough to revoke a proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee.

Proxy Instructions

All shares of common stock represented by properly executed proxies returned and not revoked will be voted in accordance with instructions you give in the proxy.

If you return a signed proxy but do not indicate voting instructions, your proxy will be voted as recommended by the Board of Directors, or “FOR” the following proposals:

•  the election of the four director nominees named in the Proxy Statement;

•  approving the compensation paid to the Company’s named executive officers;

•  ratifying the appointment of PWC as our independent registered public accounting firm for the fiscal year ending March 30, 2019 and

•  in the proxy holder’s best judgment as to any other matters properly brought before the Annual Meeting or any adjournment or postponement thereof.

Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Monro in connection with the Annual Meeting. The Company will bear the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to assist with soliciting proxies for a fee of approximately $13,500, plus reimbursement of reasonable expenses. This fee does not include the costs of printing and mailing the proxy materials. In addition, our directors, officers and employees may solicit proxies by telephone or otherwise.

We will reimburse brokers, banks or other nominees for their expenses in forwarding proxies and proxy materials to the beneficial owners of shares held in street name.

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Results of the Annual Meeting

We will report the voting results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K within four business days following the conclusion of the Annual Meeting.

If the official results are not available at that time, we will provide preliminary voting results and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Availability of Proxy Materials

We are sending shareholders this full set of proxy materials, including a proxy card, and also notifying shareholders of the availability of the proxy materials and our 2018 Annual Report on the internet. Copies of this Proxy Statement and our 2018 Annual Report are available on our website at http://www.monro.com/corporate/corporate-investor-info. You may also request these materials by calling 1-800-876-6676 or emailing krudd@monro.com.

Multiple Copies of Proxy Materials

You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all of your shares are voted, please vote using each proxy card or voting instruction form that you receive.

For more information, see the section entitled, “Notice Regarding Delivery of Shareholder Documents” below.

Contact for Questions

If you have any questions or need assistance in voting your shares, please contact us at the address and phone number below.

Secretary

Monro, Inc.

200 Holleder Parkway
Rochester, NY 14615

(585) 647-6400

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors consists of eight directors, divided into two Classes: four directors in Class 1 and four directors in Class 2. The Class 1 directors will serve until the Annual Meeting and the Class 2 directors will serve until the 2019 annual meeting of shareholders, or until their respective successors have been duly elected and qualified. Four directors are nominated for reelection at the Annual Meeting. The Nominating and Corporate Governance Committee has recommended each nominee for election to our Board of Directors.

Set forth below for each nominee for election as a director is a brief statement about the nominee’s age, principal occupation and business experience, including any directorships with any other public companies, describing the specific individual qualities and skills of each nominee that contribute to the overall effectiveness of the Board of Directors and its committees. Each nominee has consented to being named as a nominee and to serve as a director if elected. Although we do not anticipate that any of the nominees named will be unable to serve if elected, the votes will be cast for a substitute nominee selected by the Board of Directors unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES:

Name	Age	Director Since	Independent	Occupation
John L. Auerbach	40	2017	Yes	Senior Vice President and Managing Director of Art and Objects at Sotheby’s, Inc.; Founder and Chairman of Eloquii Design, Inc.
Donald Glickman	85	1984	No	Limited Partner in several J.F.L. Investment Funds
Lindsay N. Hyde	36	2017	Yes	Founder and Former Chief Executive Officer of Baroo, Inc.
Brett T. Ponton	48	2017	No	President and Chief Executive Officer of Monro, Inc.

Class 1 Nominee Information

Set forth below is a summary of the biographical information for each of the Class 1 director nominees:

John L. Auerbach Age: 40 Director since: 2017 Committees: Compensation	Principal Occupation: • Senior Vice President and Managing Director of Art and Objects at Sotheby’s, Inc. • Founder and Chairman of Eloquii Design, Inc.
Business Experience:

•  Founder and chairman of Eloquii Design, Inc., a digitally native direct-to-consumer women’s fashion brand

•  Partner of Auerbach Advisers, a digital advisory firm focused on retail clients

•  Former senior vice president of Digital & Global eCommerce at Kate Spade & Company

•  Former member of founding team and President of Men’s at Gilt Groupe, Inc.

•  Former international managing director of Digital & eCommerce Initiatives at Christie’s Inc.

•  Senior Vice President and Managing Director of Art and Objects at Sotheby’s, Inc.

Current and Former Directorships:
• None
Skills and Expertise:
• Knowledge and extensive operational experience in digital marketing, brand building and eCommerce deployment and strategy

5

Donald Glickman Age: 85 Director since: 1984 Committees: Finance (Chair) Executive	Principal Occupation: Limited Partner in several J.F.L. Investment Funds
Business Experience:

•  Partner of J.F. Lehman & Company, a private equity investment firm that focuses on acquiring middle market companies in the defense and aerospace industries

•  Private investor

•  Former trustee of Babson Corporate Investors and Babson Participation Investors

Current and Former Directorships:
• Former lead director of MSC Software Corporation
Skills and Expertise:

•  Knowledge in banking and financial services, accounting and finance, capital markets, government regulations, mergers and acquisitions and risk management

•  Leadership skills as a senior officer in various investment banking firms

•  Experience in corporate governance best practices of other major corporations

Lindsay N. Hyde Age: 36 Director since: 2017 Committees: Audit	Principal Occupation: Founder and Former Chief Executive Officer of Baroo, Inc.
Business Experience:

•  Founder and former Chief Executive Officer of Baroo, a provider of pet-related amenities in multifamily communities in large urban markets across the U.S.

•  Founder and former executive director of Strong Women, Strong Girls, a nationally recognized mentoring organization

Current and Former Directorships:
• Former elected director of the Harvard Alumni Association • Former director of Coca-Cola Scholars Alumni Foundation
Skills and Expertise:
• Experience in service delivery • Knowledge in risk management, strategic planning and human resources • Entrepreneurial leadership and approach • Community engagement

Brett T. Ponton Age: 48 Director since: 2017 Committees: Executive (Chair)	Principal Occupation: President and Chief Executive Officer of Monro, Inc.
Business Experience:

•  Former president and chief executive officer of American Driveline Systems, Inc. (parent company of AAMCO Transmissions Inc., Cottman Transmission Systems, LLC and Global Powertrain Systems, Inc.)

•  Former president and chief executive officer of Heartland Automotive Services, Inc., the largest operator of Jiffy Lube stores in North America

•  Former executive at The Goodyear Tire & Rubber Company

Current and Former Directorships:
• None
Skills and Expertise:
• Knowledge in marketing, store operations, strategic planning, finance and accounting and risk management • Leadership skills as a senior officer of several different companies

The Board of Directors recommends that you vote “FOR” each of the director nominees listed above.

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Class 2 Director Information

Set forth below is a summary of the biographical information for each of the continuing Class 2 directors:

Frederick M. Danziger Age: 78 Director since: 1984 Committees: Compensation (Chair) Audit Nominating and Corporate Governance	Principal Occupation: Executive Chairman of the board of directors of Griffin Industrial Realty, Inc., a publicly traded real estate firm
Business Experience:
• Former chief executive officer of Griffin Industrial Realty, Inc. • Formerly held Of Counsel position with Latham & Watkins LLP • Former Partner with Mudge Rose Guthrie Alexander & Ferdon
Current Directorships:
• Current Director of Bloomingdale Properties, Inc. • Current Executive Chairman of Board of Directors of Griffin Industrial Realty, Inc.
Skills and Expertise:

•  Knowledge of legal and regulatory matters, risk management, strategic planning, accounting and finance

•  Leadership skills

•  Experience in corporate governance best practices of other major corporations

Stephen C. McCluski Age: 66 Director since: 2013 Committees: Audit (Chair) Compensation Finance Nominating and Corporate Governance	Principal Occupation: Former senior vice president and chief financial officer of Bausch & Lomb Incorporated (Retired)
Business Experience:
• Former senior vice president and chief financial officer of Bausch & Lomb Incorporated • Former vice president and controller of Bausch & Lomb Incorporated
Current and Former Directorships:
• Current Chair of the Board of Directors and member of the Audit Committee of ImmunoGen, Inc. (IMGN) • Former director of Standard Microsytems Corporation
Skills and Expertise:
• Knowledge in finance, risk management, mergers and acquisitions, strategic planning, and financial reporting, accounting and controls

Robert E. Mellor Age: 74 Director since: 2010 Committees: Nominating and Corporate Governance (Chair) Audit Compensation Executive	Principal Occupation: Chairman of the Board of Directors
Business Experience:

•  Former Lead Independent Director of Board of Directors of Monro, Inc.

•  Former Chairman of the Board and Chief Executive Officer of Building Materials Holding Corporation* (“BMHC”) (distribution, manufacturing and sales of building materials and component products)

Current and Former Directorships:
• Former director of CalAtlantic Group, Inc. • Former chairman of the board of BMHC* • Current Chairman of the Board of Directors of Coeur Mining, Inc.
Skills and Expertise:

•  Knowledge in legal and regulatory matters, mergers and acquisitions, risk management, real estate, strategic planning, accounting and finance

•  Experience in corporate governance best practices of other major corporations

*	As a result of the downturn in the building materials industry, BMHC filed a petition under Chapter 11 of the federal bankruptcy laws on June 16, 2009. BMHC reorganized in January 2010 and is no longer operating under Chapter 11.

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Peter J. Solomon Age: 79 Director since: 1984 Committees: Executive Finance	Principal Occupation: Chairman of PJ Solomon, L.P., an investment banking firm, and independently operated affiliate of Natixis, part of Groupe BPCE, a top 10 European and a top 20 global bank.
Business Experience:
• Chairman of PJ Solomon, L.P., an investment banking firm
Current and Former Directorships:

•  Current:    Monro, Inc.

                               Babo Botanicals

•  Former: Member of Boards of Directors of Associate Dry Goods Corporation, Culbro Corporation, Edison Brothers Stores, Inc., Esquire, Inc., Handyman Corporation, Lawfin International Limited, LIN Broadcasting Corporation, Office Depot, Inc., Phillips-Van Heusen Corporation, The Miller-Wohl Company and Stop & Shop Companies.

Skills and Expertise:

•  Knowledge in banking and financial services, capital markets, government regulations, mergers and acquisitions, strategic planning and risk management

•  Leadership skills shown throughout business career and government service

•  Experience in corporate governance best practices of other major corporations

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CORPORATE GOVERNANCE PRACTICES AND POLICIES

Board and Committee Independence

The Board of Directors determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board of Directors must also affirmatively determine that the director has no relationship with the Company that would interfere with the directors’ exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board of Directors will consider all relevant facts and circumstances in determining whether a director is independent. The Board of Directors also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with the Company. There are no family relationships among any of our directors and executive officers. The Board has determined that the following nominees and directors satisfy the independence requirements of Nasdaq: John Auerbach, Frederick Danziger, Lindsay Hyde, Stephen McCluski, Robert Mellor, and Peter Solomon. Further, absent a new relationship between Board member Donald Glickman and the Company, Nasdaq rules will no longer preclude the Board from concluding that Mr. Glickman is independent beginning in January 2019.

Lead Independent Director

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board of Directors believes that it should be free to make a choice regarding its leadership structure from time to time in any manner that is in the best interests of the Company and its shareholders. Under the Company’s bylaws, the Board of Directors may elect a Chairperson of the Board to preside at all meetings of the shareholders and directors and to perform other duties as the Board may elect. In August 2017 the Board appointed Robert E. Mellor, an independent director and the lead independent director, as Chairman of the Board. As such, we do not have a lead independent director at this time.

Board Committees and Meetings

The Board of Directors held seven meetings during the year ended March 31, 2018 (“fiscal 2018”). During the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he or she served. All attended last year’s annual meeting of shareholders and we expect all directors and nominees to attend the Annual Meeting, as is our stated policy in our Corporate Governance Guidelines.

At least annually, the Board of Directors meets to review management succession planning, as well as our overall executive resources. In addition, our non-management independent directors meet regularly in executive sessions, without Mr. Glickman, who, at this time, is not considered an independent director under Nasdaq listing standards. Our Chairman and former lead independent director, Mr. Mellor, has presided over these executive sessions since fiscal 2012.

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Board Committees

The Board of Directors has created five standing committees: a four-member Executive Committee, a four-member Audit Committee, a four-member Compensation Committee, a three-member Finance Committee and a three-member Nominating and Corporate Governance Committee. The Board has adopted a formal, written charter for each of the Committees (except for the Executive Committee), under which each committee operates. The charters can be found on our website at http://www.monro.com/corporate/corporate-governance. As a matter of routine corporate governance, each committee, except for the Executive Committee, reviews its charter and practices on an annual basis. In fiscal 2018, each committee determined that its charter and practices were consistent with listing standards of Nasdaq.

Director	Audit Committee	Compensation Committee	Executive Committee	Finance Committee	Nominating and Corporate Governance Committee
John L. Auerbach		X
Frederick M. Danziger	X	C			X
Donald Glickman			X	C
Lindsay N. Hyde	X
Stephen C. McCluski	C	X		X	X
Robert E. Mellor	X	X	X		C
Brett T. Ponton			C
Peter J. Solomon			X	X

C = Committee chairperson; X = Committee member

Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of four independent directors: Stephen C. McCluski, Chairman, Frederick M. Danziger, Lindsay N. Hyde and Robert E. Mellor. Each member of the Audit Committee is an independent director as defined by rules of the SEC and Nasdaq. In addition, the Board of Directors has determined that Stephen C. McCluski is an audit committee financial expert, as defined by SEC rules. The Audit Committee held seven meetings in fiscal 2018.

The Audit Committee has the sole power and authority to select and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s management all matters relating to the annual audit of the Company.

Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of four independent directors: Frederick M. Danziger, Chairman, John L. Auerbach, Robert E. Mellor and Stephen C. McCluski. Each member of the Compensation Committee is an independent director as defined by the rules of the SEC and Nasdaq.

The Compensation Committee has the power and authority to review and approve the remuneration arrangements for the Company’s executive officers and certain employees. The Compensation Committee also interprets and administers our employee benefit plans, including by selecting participants and approving awards under those plans. The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees. The Compensation Committee held seven meetings in fiscal 2018.

Executive Committee

The Executive Committee of the Board of Directors (the “Executive Committee”) is composed of four directors: Donald Glickman, Robert E. Mellor, Brett Ponton, Chairman and Peter J. Solomon.

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The Executive Committee has the power and authority of the full Board of Directors, and may exercise that power between meetings of the Board of Directors as necessary. However, without the approval of the full Board of Directors or the shareholders, the Executive Committee may not:

•	approve any action requiring shareholder approval;

•	fill vacancies on the Board of Directors;

•	fix compensation of directors or executive officers;

•	engage our independent registered public accounting firm; or

•	repeal, amend or adopt new bylaws.

During fiscal 2018, the Executive Committee held four meetings.

Finance Committee

The Finance Committee of the Board of Directors (the “Finance Committee”) is composed of three directors: Donald Glickman, Chairman, Stephen C. McCluski and Peter J. Solomon.

The Finance Committee was established to review with management, and make recommendations to the Board regarding, the Company’s financial position and financing activities. During fiscal 2018, the Finance Committee held one meeting.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) is composed of three independent directors: Robert E. Mellor, Chairman, Frederick M. Danziger and Stephen C. McCluski. Each member of the Nominating and Corporate Governance Committee is an independent director as defined by the rules of the SEC and Nasdaq.

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates for membership on the Board of Directors pursuant to the Company’s Corporate Governance Guidelines, as approved by the Board of Directors. Each year, prior to the annual meeting of shareholders, the Nominating and Corporate Governance Committee recommends nominees to serve as our directors for the next two years. The Nominating and Corporate Governance Committee is also responsible for recommending a candidate for the position of lead independent director from the independent members of the Board, when that position is required, and for general oversight of our corporate governance policies and practices. During fiscal 2018, the Nominating and Corporate Governance Committee held two meetings.

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Board of Directors’ Role in Risk Oversight

The Board of Directors is responsible for overseeing the risks our Company faces. Each committee of the Board of Directors also is responsible for reviewing risks relevant to its deliberations and principal area of focus, as summarized in the table below. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, health, safety and environment, political, and reputational risks.

Each committee meets with key management personnel and representatives of outside advisors to oversee and manage these risks. For example, the Senior Manager of Internal Audit and the General Counsel meet with the Audit Committee to discuss financial, legal and regulatory risks. Management has designed reporting processes to provide visibility to the Board of Directors about identifying, assessing and managing critical risks to the Company and management’s risk mitigation strategies.

Board or Committee	Primary Areas of Risk Oversight
Full Board of Directors

•  Strategic, financial and execution risks and exposures associated with the annual operating plan

•  Major litigation and regulatory exposures and other current matters that may present material risks to the Company’s operations, plans, prospects or reputation

•  Acquisitions and divestitures (including through post-closing reviews)

•  Senior management succession planning

•  Employee pension and retirement savings plans, including relative investment performance and funded status

•  Cybersecurity risks, oversight of matters delegated to the Audit Committee

Audit

•  Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting and assets, financial policies, credit and liquidity matters

•  Cybersecurity matters, including reviewing measures implemented by the Company to protect data and reviewing the Company’s responses to any cyber breaches, and receiving regular reports from the head of the Company’s Information Technology Department

•  Compliance with legal and regulatory matters, including environmental matters

Compensation	• Risks and exposures associated with leadership assessment and executive compensation programs and arrangements, including incentive plans
Finance

•  Risks and exposures associated with financial position and financing activities, including cost of capital

•  Use of financial instruments and other hedging arrangements and strategies to manage exposure to financial and market risks

•  Financial status of the Company’s defined benefit pension plan

Nominating and Corporate Governance	• Risks and exposures relating to director succession planning and compliance with corporate governance matters

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Certain Relationships and Related Party Transactions

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and any of our directors, executive officers or their immediate family members are participants to determine whether those persons have a direct or indirect material interest in the relevant transaction. Our finance and legal staff are primarily responsible for developing and implementing processes and controls to gather information about potential related party transactions from our directors and executive officers. Then, based on the facts and circumstances, that group determines whether the Company or a related person has a direct or indirect material interest in the transaction. If our finance and legal staff determine that the Company or a related person has a direct or indirect material interest in a transaction, then the Audit Committee, or other board committee comprised solely of independent directors, must approve or ratify the transaction.

Related Party Transactions

The Company leased six stores from lessors in which Joseph Tomarchio Jr., or a family member of Mr. Tomarchio, has beneficial ownership interests. In fiscal 2018, the Company expensed $769,000 in rent for those stores. Mr. Tomarchio was an officer of the Company until April 1, 2017.

Aside from the six leases above, the Company has not entered into any affiliate leases, other than renewals or modifications of existing leases, since May 1989, and is not contemplating any new leases.

Code of Ethics

We have a Code of Ethics that applies to all of our directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is publicly available on our website at http://www.monro.com/corporate/corporate-governance. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer on our website.

Nominating Process

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates for membership on the Board of Directors pursuant to the Company’s Corporate Governance Guidelines, as approved by the Board of Directors. The Nominating and Corporate Governance Committee does not have a diversity policy; however, the committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Directors’ overall effectiveness in meeting its mission. In assessing potential new directors, the committee considers individuals from various disciplines and diverse backgrounds, taking into account gender, age and ethnicity. The Nominating and Corporate Governance Committee, at the direction of the Board of Directors, has taken meaningful steps to seek to identify one or more potential female nominees for director who satisfy the Company’s director qualification standards, including the appropriate experience and demonstrated commitment to the Company. The selection of qualified directors is complex and crucial to our long-term success. Candidates for nomination to the Board of Directors are considered based upon various criteria, such as their broad-based business skills and experiences, a global business perspective, concern for the long-term interests of our shareholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Monro and the automotive service industry.

The Nominating and Corporate Governance Committee will consider recommendations from shareholders of potential candidates for the Board of Directors and will evaluate candidates recommended by shareholders in the same manner as it evaluates candidates recommended by Board members, senior officers or search firms. A shareholder wishing to recommend a potential candidate must submit the recommendation in writing, addressed to the Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Nominating and Corporate Governance Committee, so that the Secretary receives the recommendation not less than 120 days and not more than 180 days prior to the next annual meeting of shareholders. Each recommendation must include the information required by the Certificate of Incorporation for shareholders submitting a nomination. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

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Communications with Directors

Shareholders wishing to communicate with our non-management directors may send a letter to: Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Non-Management Directors. All correspondence sent to that address will be delivered to the appropriate directors on a quarterly basis, unless the Secretary otherwise determines that it should be delivered more promptly. The Secretary will promptly direct any concerns relating to accounting, internal controls, auditing or officer conduct to the Chair of the Audit Committee. All correspondence to non-management directors will be acknowledged by the Secretary and may also be forwarded within Monro to a subject matter expert for investigation. Alternatively, communication with non-management directors may occur as outlined in the section entitled “Administration — Reporting Violations” in our Code of Ethics, which is publicly available on our website at http://www.monro.com/corporate/corporate-governance.

Director Compensation

The Company does not pay any director who is also an employee of Monro or its subsidiaries for his or her service as director.

In fiscal 2018, non-employee directors received the following compensation:

•	$40,000 annual retainer, a $30,000 annual retainer for each of the audit committee chairman, the finance committee chairman and the Lead Director position; a $15,000 retainer for the compensation committee chairman and a $10,000 annual retainer for the nominating and corporate governance committee chairman;

•	a grant of 2,895 shares of restricted stock on the date of the 2017 annual meeting of shareholders, determined by dividing $130,000 by $44.90, the closing price of a share of our common stock on the date of the 2017 annual meeting of shareholders;

•	$3,000 for each meeting of the Board of Directors and $1,000 for each committee meeting attended; and

•	reasonable travel expenses to attend meetings.

Director Stock Ownership Guidelines

The Board of Directors adopted the Monro, Inc. Stock Ownership Guidelines to, among other things, further engage certain senior executives and the members of the Board in the long-term success of the Company. The Company’s stock guidelines for its non-employee directors are as follows:

Stock Ownership Guideline	Common stock or equivalents with an aggregate value equal to at least three times the annual cash retainer payable to the director
Target Date	Within a four-year period of joining the Board of Directors

As of March 31, 2018, all of the Company’s non-employee directors are in full compliance with the ownership levels required by the guidelines, except for John L. Auerbach and Lindsey N. Hyde, who joined the Board on August 15, 2017, and who are expected to be fully compliant by their target date of August 15, 2021.

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The following table summarizes the compensation that the Company’s directors earned for services as members of the Board of Directors and any committee of the Board of Directors during fiscal 2018:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Restricted Stock(2) ($)	Total ($)
John L. Auerbach	29,000	130,000	159,000
Frederick M. Danziger	93,000	130,000	223,000
Donald Glickman	92,000	130,000	222,000
Lindsay N. Hyde	29,000	130,000	159,000
Stephen C. McCluski	106,000	130,000	236,000
Robert E. Mellor	115,500	130,000	245,500
Peter J. Solomon	60,000	130,000	190,000
Elizabeth A. Wolszon(1)	22,500	0	22,500
James R. Wilen(1)	24,000	0	24,000

(1)	On June 27, 2017, Elizabeth A. Wolszon tendered her resignation as a member of the Board, effective as of June 26, 2017. Also on June 27, 2017, James R. Wilen tendered his resignation as a member of the Board, effective immediately.

(2)	Beginning in fiscal 2018, the Company began awarding non-management directors with restricted stock awards in lieu of stock options. Each non-management director was awarded 2,895 shares of the Company’s restricted stock on August 15, 2017. This column represents the aggregate award date value of the restricted stock awarded during fiscal 2018 under FASB ASC 718. The value of the restricted stock is derived by multiplying number of shares awarded by the closing price per share on the award date of $44.90. For additional information on the valuation assumptions with respect to the fiscal 2018 awards as well as the stock options granted prior to fiscal 2018, refer to Note 1 of the Company’s financial statements in the Form 10-K for the year ended March 31, 2018, as filed with the SEC.

The restricted stock awarded to directors vests over a three year period. Stock options granted prior to fiscal 2018 were fully vested at the time of the grant. The following table shows the number of equity awards outstanding for each non-management director as of March 31, 2018.

Name	Restricted Stock Outstanding (Shares)	Stock Options Outstanding (Shares)
John L. Auerbach	2,895
Frederick M. Danziger	2,895	30,000
Donald Glickman	2,895	40,000
Lindsay N. Hyde	2,895
Stephen C. McCluski	2,895	30,000
Robert E. Mellor	2,895	20,000
Peter J. Solomon	2,895	40,000
TOTAL	20,265	160,000

Anti-Hedging and Pledging Policy

We prohibit our directors from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits directors from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

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OUR EXECUTIVE OFFICERS

The table and biographies below identify our current executive officers, the term they have served with us and their business experience:

Name	Age	Office and Position

Brett T. Ponton	48	Chief Executive Officer and President

Brian J. D’Ambrosia	43	Chief Financial Officer, Treasurer, Senior Vice President — Finance and Assistant Secretary

Matthew E. Naylor	40	Chief Operating Officer

Deborah R. Brundage	43	Senior Vice President – Marketing and Merchandising

Maureen E. Mulholland	47	Senior Vice President – General Counsel and Secretary

Raymond L. Pickens	52	Divisional Vice President — Store Operations

Samuel Senuk	50	Divisional Vice President — Store Operations

Brett T. Ponton was appointed to serve as President in August 2017 and Chief Executive Officer in October 2017. Prior to joining the Company, Mr. Ponton served as president and chief executive officer of American Driveline Systems, Inc. (the parent company of AAMCO Transmissions Inc., Cottman Transmission Systems, LLC and Global Powertrain Systems, Inc.) from September 2013 until July 2017. He also served as president and chief executive officer of Heartland Automotive Services, Inc., the largest operator of Jiffy Lube stores in North America, from 2009 until September 2013. Mr. Ponton also previously served in a variety of roles during an 18-year tenure at The Goodyear Tire & Rubber Company, beginning in 1991.

Brian J. D’Ambrosia was promoted to Senior Vice President — Finance, Chief Financial Officer and Treasurer in January 2017, and was appointed Assistant Secretary in May 2017. Mr. D’Ambrosia was Vice President — Finance from May 2016 to December 2016. From January 2013 to May 2016, Mr. D’Ambrosia was Vice President — Controller and was named Chief Accounting Officer in December 2015. From August 2010 to January 2013, Mr. D’Ambrosia, a certified public accountant, was Regional Controller — Americas Process Solutions Group at Robbins & Myers, Inc., a publicly held manufacturer of engineered equipment and systems in the global energy and industrial markets. From August 2005 to July 2010, Mr. D’Ambrosia held various accounting and finance positions with Birds Eye Foods, Inc., including Controller-Accounting, Reporting and Planning and Controller-Operations Accounting. From September 2003 to August 2005, Mr. D’Ambrosia was Chief Financial Officer at Rochester Sports Group, a company in the sports entertainment industry. Mr. D’Ambrosia was previously an Audit Manager with Deloitte & Touche, LLP, in Rochester, New York, and was affiliated with that firm from 1997 to 2003.

Matthew E. Naylor was appointed to serve as Chief Operating Officer in March 2018. Prior to joining the Company, Mr. Naylor served as Vice President of Sales and Operations at Murphy USA, a national gas station and convenience store chain, from May 2017 to March 2018. Mr. Naylor also held various operational leadership roles during a 10-year tenure at Target Corporation, including as Group Vice President from March 2014 to May 2017. Mr. Naylor served in various field and store support center roles at Home Depot from January 2004 to February 2007. Mr. Naylor served in the U.S. Army for 13 years, including 12 months in Iraq. He holds an M.B.A. from the Kellogg School of Management at Northwestern University.

Deborah R. Brundage was appointed to serve as Senior Vice President—Marketing and Merchandising in March 2018. Ms. Brundage joined the Company after more than 16 years of global brand development, marketing and business leadership at Procter & Gamble. During her time with Procter & Gamble, Ms. Brundage led global, multi-channel brand building, marketing and product development programs across a diverse set of consumer products, including Iams® pet food, Gain® laundry detergent and Always Discreet® personal care. Prior to joining Procter & Gamble, from 1996 to 1999, Ms. Brundage worked in the audit practice of PricewaterhouseCoopers. She holds a Bachelor’s degree from Michigan State University and an M.B.A. from the University of Rochester Simon School of Business.

Maureen E. Mulholland has been Senior Vice President – General Counsel and Secretary since August 2017. Ms. Mulholland joined the Company as General Counsel in October 2003 and was appointed Vice President in May 2012. Prior to joining the Company, Ms. Mulholland worked as an associate attorney at the Rochester, NY-based law firms of Underberg & Kessler LLP and Harris Beach, PLLC. She holds Bachelor’s and Master’s degrees from The University of Scranton and graduated from the University of Notre Dame Law School.

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Raymond L. Pickens has been Divisional Vice President — Store Operations since April 2015. From April 2014 through March 2015, Mr. Pickens was a Senior Zone Manager supervising several zones. Prior to that, Mr. Pickens served as a Zone Manager from October 2010 through March 2014, and as a Market Manager from October 2004 through September 2010. Prior to joining Monro, Mr. Pickens worked in various management positions in the automotive service industry.

Samuel Senuk has been Divisional Vice President — Store Operations since April 2017. From August 2016 through March 2017, Mr. Senuk was a Senior Zone Manager supervising several zones. Prior to that, Mr. Senuk served as Divisional Vice President at TBC Corporation from August 2013 through July 2016. Prior to that, Mr. Senuk served as a Zone Manager with the Company from October 2000 through July 2013 and as a Market Manager from May 1996 through September 2000 and has worked for Monro in various other capacities since 1990.

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires us to provide our shareholders with a vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

As discussed under the heading “Compensation Discussion and Analysis” below, our executive compensation program is designed to attract, retain and motivate the performance of the executive management talent who are expected to advance both the short-term and long-term interests of our shareholders. In addition, our compensation practices reflect a pay-for-performance philosophy, whereby a substantial portion of an executive’s potential compensation is tied to our performance.

Result of 2017 Advisory Vote on Executive Compensation

At the 2017 Annual Meeting, approximately 99% of the votes cast on the “Say on Pay” proposal were voted in favor of the compensation of our named executive officers. The Compensation Committee believes that this affirms shareholders’ support of the Company’s approach to executive compensation. In response, in part, to the shareholder support of our executive compensation program, the Compensation Committee did not change its approach to the compensation of our named executive officers in fiscal 2018. The Compensation Committee remains open to any concerns expressed by the Company’s shareholders and will continue to consider the outcome of future “Say on Pay” votes when making compensation decisions for our named executive officers.

2018 Advisory Vote on Executive Compensation

For these reasons and the others described elsewhere in this Proxy Statement, the Board of Directors recommends that you vote in favor of approving the compensation of the named executive officers as described in the narrative disclosure, tables and footnotes contained in this Proxy Statement in the sections that follow. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

We are asking shareholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on a non-binding basis.”

This “Say on Pay” vote is an advisory vote only and is not binding on the Company, the Board of Directors, or the Compensation Committee. However, the Board of Directors and Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation, they will consider and evaluate whether any actions are necessary to address those concerns.

We currently hold this vote on an annual basis. The next vote is expected to be held at the 2019 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (the “CD&A”) describes our executive compensation programs and explains how the Compensation Committee of the Board of Directors (the “Committee”) made its compensation decisions for our named executive officers for fiscal 2018. The last portion of this CD&A, under the heading “Fiscal 2019 Compensation Changes,” contains a discussion of a number of changes to our compensation program for our fiscal year ending March 30, 2019 (“Fiscal 2019”).

The Company has experienced several executive officer transitions during fiscal 2018, including the following:

•	John W. Van Heel, former President and Chief Executive Officer of the Company, resigned as President, effective August 1, 2017 and as Chief Executive Officer, effective October 1, 2017.

•	Brett T. Ponton was appointed to serve as President of the Company, effective August 1, 2017, as Chief Executive Officer, effective October 2, 2017 and to serve on the Board, effective December 8, 2017.

•	Robert G. Gross, former Executive Chairman of the Board, retired from the Company, effective August 15, 2017.

•	Maureen E. Mulholland was promoted to Senior Vice President – General Counsel and Secretary, effective August 15, 2017.

•	Deborah R. Brundage was appointed as Senior Vice President – Marketing, effective March 5, 2018.

•	Matthew E. Naylor was appointed Chief Operating Officer, effective March 26, 2018.

•	Shawn A. Denlein, former Senior Vice President – Merchandising and Logistics, resigned from the Company effective April 22, 2018.

The list of executive officers deemed to be serving as our named executive officers (our “Named Executive Officers”) for fiscal 2018 are:

•	President and Chief Executive Officer (our “CEO”), Brett T. Ponton;

•	Senior Vice President – Finance and Chief Financial Officer, Brian J. D’Ambrosia;

•	Chief Operating Officer, Matthew E. Naylor;

•	Senior Vice President – General Counsel and Secretary, Maureen E. Mulholland;

•	Senior Vice President – Marketing, Deborah R. Brundage;

•	Former President and CEO, John W. Van Heel, who served as CEO until October 1, 2017; and

•	Former Senior Vice President – Merchandising and Logistics, Shawn A. Denlein.

Mr. Van Heel is included as a Named Executive Officer because he served as our CEO during fiscal 2018. Mr. Denlein is included as a Named Executive Officer because he would have been among the three most highly compensated executive officers (other than the CEO and the CFO) if he had been employed by the Company on the last day of fiscal 2018.

The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of Named Executive Officers in fiscal 2018 and the report of the Compensation Committee, which immediately follow below.

Compensation Philosophy and Objectives

The Company’s executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with various Nasdaq and Internal Revenue Code rules. The Committee operates under a written charter adopted by the Committee and ratified by the Board of Directors (the “Board”). A copy of the charter is publicly available on our website at http://www.monro.com/Corporate/Corporate-Governance.

Monro’s compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals and enhance shareholder value; and (3) support Monro’s core values and culture, by promoting internal equity and external competitiveness. To meet these objectives, Monro has adopted the following overriding policies:

•	Pay compensation that is competitive with the practices of other leading automotive and retail companies; and

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•	Pay for performance by:

-	setting challenging and realistic performance goals for our officers and providing short-term incentive through a bonus plan that is based upon achievement of these goals; and

-	providing long-term, significant incentives in the form of stock incentives, in order to retain those individuals with the leadership abilities necessary for increasing long-term shareholder value while aligning the interests of our officers with those of our shareholders.

The above policies guide the Committee in assessing the proper allocation between long-term compensation, current cash compensation and short-term bonus compensation. Other considerations include Monro’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends, and regulatory requirements.

The program rewards our executive officers for attaining established goals that require the dedication of their time, efforts, skills and business experience for the success of the Company. The compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through salary and annual bonus. Long-term performance is rewarded through stock incentives, the value of which is measured in the performance of the Company’s stock price. In addition, the Named Executive Officers receive other benefits, certain of which are available to all other salaried employees of the Company.

2018 Advisory Vote on Executive Compensation

At the 2017 Annual Meeting, the Company held a non-binding, advisory vote to determine how often the advisory vote on compensation of its Named Executive Officers (“say-on-pay”) should be held. An overwhelming majority of the Company’s shareholders expressed a preference that the “say-on-pay” vote continue to take place on an annual basis as recommended by the Board. This preference was subsequently adopted by the Board and the Company is providing its shareholders with a “say-on-pay” vote this year.

Also, the Company’s shareholders overwhelmingly approved the compensation of its Named Executive Officers at the 2015, 2016 and 2017 Annual Meetings. Based, in part, on this support of shareholders, the Committee did not change its approach to the compensation of its Named Executive Officers for fiscal 2018. However, the Committee did make a number of changes to our compensation program for fiscal 2019, which are discussed in the last portion of this CD&A under the heading “Fiscal 2019 Compensation Changes”. The Committee remains open to any concerns expressed by the Company’s shareholders and will continue to consider the outcome of future “say-on-pay” votes when making compensation decisions for our Named Executive Officers.

Oversight of the Executive Compensation Program

The Committee administers the Company’s executive compensation program on behalf of the Board and its shareholders.

In determining the appropriate compensation packages for the Company’s executives, the Committee reviews, on an annual basis, each executive’s past and present compensation, including equity and non-equity based compensation. In addition, the Company’s Chief Executive Officer annually reviews the performance of each of the executives (other than the Chief Executive Officer, whose performance is reviewed annually by the Committee). The conclusions reached and recommendations made based on these reviews for base salary levels and annual bonus amounts are presented to the Committee in May each year. The Committee relies to a large extent on the Chief Executive Officer’s evaluations of each executive’s performance. However, it is the Committee which makes all final compensation decisions regarding the Company’s executives.

The Company presently does not have a pre-established policy for the allocation between annual executive compensation and long-term incentive-based executive compensation. Instead, the Committee uses a flexible approach so that it may reward recent performance and create incentives for long-term enhancements in shareholder value. However, the Committee does seek to have a substantial portion of each executive’s compensation be incentive-based, with the most senior executives having the highest portion dedicated to incentive-based compensation.

Elements of Executive Compensation

The principal elements of the Company’s executive compensation program are:

•	base salary;

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•	an annual cash-based incentive opportunity;

•	long-term equity incentive awards;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

In addition to many other factors that affect compensation determinations, the Committee takes into account the compensation practices of a peer group, where available, in formulating its compensation program. This group includes automotive service and parts companies. The Committee periodically reviews and may adjust the members of the peer group as part of its regular review of executive compensation and pay practices. For fiscal 2018, these companies included AutoZone Inc., Advance Auto Parts, Inc. and O’Reilly Automotive, Inc. Variations from the Company’s peer group companies may occur due to the fact that some of these companies are in similar, though not exactly the same lines of business as the Company, as well as company size, market factors or as dictated by the position and experience and skill level of the individual in question.

Base Salary

The Company provides Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year. The amount of base salary is meant to reflect the primary responsibilities of his/her position and is set at a level that the Committee believes will enable the Company to attract and retain talent. The Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, recent hiring experience, individual performance, responsibilities of the position, longer term potential, individual experience and methods to achieve results, as well as external market practices.

Annual salary planning begins with a percentage guideline for increases, based upon the Company’s annual budget, which is adjusted upward or downward for individual performance based on recommendations from the Chief Executive Officer. The guidelines are set after considering competitive market factors as previously described, affordability and current salary levels, as appropriate. The performance of each executive officer is evaluated annually following the close of the fiscal year so that each executive’s performance can be assessed within the context of the Company’s performance against its financial and strategic goals for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive’s management skills and experience, and the individual’s contribution to the performance and profitability of the Company. Base salary adjustments for officers, other than the Named Executive Officers, during fiscal 2018, averaged approximately 9.6%.

Salaries for executive officers are reviewed annually or when there is a change in position or responsibilities, such as a promotion. The Committee typically approves the base salary increases in May, which are effective retroactive to April of that same year. In May 2017, the Committee adjusted base salaries for the Named Executive Officers, retroactive to April 1, 2017. The salaries the Company paid to the Named Executive Officers during fiscal 2018 are shown in the 2018 Summary Compensation Table below.

The April 2017 base salary increases for all executives generally ranged from 0 to 26% and were established after considering job performance, internal pay alignment and equity, increased responsibilities and marketplace competitiveness. Additionally, Ms. Mulholland’s salary was adjusted in August 2017 in connection with her promotion to Senior Vice President – General Counsel and Secretary. This was her second increase in fiscal 2018, resulting in a total increase of 18% for her in fiscal 2018.

Annual Incentive Bonus

The Committee has the authority to award annual incentive bonuses to the Company’s officers. Each May, the Committee establishes targets for annual incentives in the form of performance-based cash bonuses to compensate executive officers, as well as other management employees. Each Named Executive Officer, other than the Chief Executive Officer, receives his or her annual incentive bonus pursuant to the Company’s Executive Bonus Plan. The Company’s Chief Executive Officer’s annual incentive bonus was defined pursuant to a separate, shareholder approved, Management Incentive Compensation Plan, which was designed to comply with the requirements for the former qualified performance-based compensation exception to Section 162(m) of the Internal Revenue Code.

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Annual incentive bonuses are intended to compensate officers for the Company’s achievement of stated performance targets. The structure of the Executive Bonus and Management Incentive Compensation Plans for each year, including the incentive formula and the performance targets, are established and approved during the first quarter of the year to which the bonus relates. In addition, during the first quarter of each fiscal year, the Committee approves the amounts payable to each Named Executive Officer at each level of attainment of the performance measures between the threshold and the maximum.

The actual amount of each executive’s bonus under the Executive Bonus Plan is determined based on the Committee’s review of the Company’s level of achievement of the stated performance targets. For fiscal 2018, the actual amount of the Chief Executive Officer’s bonus under the Management Incentive Compensation Plan is based solely on the Company’s achievement of a desired level of pre-tax income established in the first quarter of the fiscal year. All bonus awards made under the Plans are subject to the Committee’s approval. In addition, the Committee has the sole authority to determine whether the performance targets have been achieved by the Company and, if so, the applicable bonus award percentages to be paid. The Committee may use its discretion to include or exclude extraordinary or unusual items in determining the level of achievement of the performance targets.

The Company’s practice is to pay cash awards based upon the achievement of its annual financial performance goals. The Committee carefully considers any exceptions. Absent extraordinary circumstances, there are no payouts for below threshold performance.

The Committee may also assess management’s performance as compared to primary public company competitors over the prior three years to determine “outstanding performance” and award discretionary bonuses. “Outstanding performance” will be determined by, but not limited to, comparable store sales performance and EBITDA margin, and may take into account the impact of acquisitions, accounting changes or unusual one-time charges. The Compensation Committee may award a discretionary bonus to an individual up to the target bonus. This discretionary feature was also a part of the fiscal 2018 Executive Bonus Plan, but was not applied. The discretionary feature only applies to individuals who do not participate in the Management Incentive Compensation Plan. Such individuals are not eligible for a discretionary bonus.

Each Named Executive Officer is eligible for an annual incentive bonus up to a specified percentage of such executive’s base salary. Target amounts payable under the Executive Bonus and Management Incentive Compensation Plans are proportionate to each officer’s accountability for the Company’s business plans and currently range from 20% to 100% of the officer’s base salary. However, the Committee has the discretionary authority to increase or decrease the target amounts annually.

Under the Plans for fiscal 2018, the Committee generally targeted bonus amounts to be paid at (a) 20% of base salary for each of the Company’s Vice Presidents, (b) 25% of base salary for each of the Company’s Senior Vice Presidents, except for Mr. D’Ambrosia and Mr. Denlein whose targeted bonus was at 30%, and (c) 90% of base salary for Mr. Van Heel as Chief Executive Officer and 100% of base salary for Mr. Ponton. Historically, the Committee has fixed the maximum payout for any officer’s annual incentive bonus at 250% of the participant’s targeted bonus. However, John Van Heel’s maximum payout, as Chief Executive Officer, was set at 167% of his targeted bonus, and, in the case of Mr. Ponton, his maximum payout is set at 150% of his targeted bonus.

As indicated above, payouts between the targeted amount and the maximum amount for each Named Executive Officer are based upon attainment of performance targets at varying levels, approved during the first quarter of each fiscal year by the Committee.

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In fiscal 2018, the Committee established a company-wide performance measure based upon the Company’s achievement of pre-tax earnings targets that are based upon the Board-approved annual budget, thus linking compensation to the Company’s overall performance. The Committee establishes performance targets after carefully reviewing the state of the business, as expressed in the Company’s annual budget and business plan, and determining what measures are most likely, in present circumstances, to drive results and lead to sustainable growth. The Committee sets performance targets that are attainable, but challenging to achieve. For fiscal 2018, the performance targets established and actual results achieved were as follows:

	Performance Targets Established			Actual Results
Name	Threshold	Target	Maximum	Achieved
Pre-tax income	$109,360,000	$114,504,000	$142,400,000	$108,248,000

Long-Term Incentive Compensation

The long-term incentive compensation that the Committee generally employed through fiscal 2018 was the granting of stock option awards to eligible employees, including, but not limited to, all executives. The purpose of granting such stock option awards was to provide equity compensation that provides value to these employees when value is also created for the shareholders. Specifically, this form of equity compensation provides the employee with value only if the price of the Company stock, when the option is exercised, exceeds the option’s exercise price. For Company executives, the amount of long-term incentive compensation is intended to motivate executives to make stronger business decisions, improve financial performance, focus on both short-term and long-term objectives and encourage behavior that protects and enhances the long-term interests of the Company’s shareholders. The Committee believes that stock option awards are a significant portion of the total compensation package for executives and are an important retention tool.

Through fiscal 2018, the Committee determined grant levels of stock option awards based on individual performance, job positions within the Company, potential and level of responsibility. It also considered history of past grants, length of time in current position and any change in responsibility, as well as the financial statement expense associated with the options. Stock option awards for a fiscal year were typically approved and granted in May of the following fiscal year in order to coincide with the timing of annual reviews and compensation determinations. However, newly appointed and promoted executives or management personnel may receive an additional stock option grant at other times during the year. The options are awarded under the Company’s stock incentive plan, which requires that the option exercise price be based on the closing market price of the Company’s common stock on the date the option is granted. The eventual value received by an executive depends on the overall performance of the Company’s common stock. An executive may receive no value if the Common Stock underlying an option does not increase in value above the option’s exercise price.

The Committee considered the following factors in establishing the 2018 stock option grants for the Named Executive Officers: recommendation by the Chief Executive Officer, individual performance, change in responsibility, the recipient’s level within the Company’s overall workforce, prior equity compensation awards, the value of the stock option award as a percentage of the recipient’s total compensation and the expense associated with the awards. In addition, stock option grants were issued as part of various employment agreements entered into in fiscal 2018. Mr. Ponton, in connection with his employment agreement as President and Chief Executive Officer, received in August 2017: (i) a stock option grant of 300,000 shares, at an exercise price per share equal to the closing market price on the award date, which vests over three years in three substantially equal installments as follows: (a) one-third on each of the first two yearly anniversaries of the grant dates; and (b) the final one-third 11 months into the third year; and (ii) a stock option to purchase an additional 100,000 shares, at an exercise price of $65.00 per share, which vests only if the closing price of the common stock is $65.00 or higher for 45 consecutive days. Mr. Naylor, in connection with his employment agreement as Chief Operating Officer, received in March 2018 a stock option grant of 44,000 shares, at an exercise price per share equal to the closing market price on the award date, which vests in three substantially equal annual installments.

The Company also made grants of restricted stock units in fiscal 2018 pursuant to various employment agreements entered into in fiscal 2018. Mr. Ponton, in connection with his employment agreement as President and Chief Executive Officer, received in August 2017, a grant of 30,000 restricted stock units, which vests over three years in three substantially equal installments as follows: (a) one-third on each of the first two yearly anniversaries of the grant dates; and (b) the final one-third 11 months into the third year. Mr. Naylor, in connection with his employment agreement as Chief Operating Officer, received in March 2018 a grant of 8,736 restricted stock units, which vests in three substantially equal annual installments.

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Executive Officer Stock Ownership Guidelines

The Company requires its Named Executive Officers to achieve and maintain a certain minimum level of ownership of the Company’s common stock. On December 2, 2010, the Board of Directors revised the Monro, Inc. Stock Ownership Guidelines, increasing the requirement for stock ownership for certain individuals affiliated with the Company. The purpose of the guidelines was to further engage certain senior executives and the members of the Board in the long-term success of the Company. The Company’s stock guidelines for its Named Executive Officers are as follows:

Position	Stock Ownership Guideline
Chief Executive Officer	Common stock with an aggregate value equal to at least four times annual base salary

Chief Financial Officer	Common stock with an aggregate value equal to at least three times annual base salary

Other Named Executive Officers	Common stock with an aggregate value equal to at least three times annual base salary

Each covered executive is required to achieve his or her required ownership level within four years of the commencement date of his or her employment or promotion. As of March 31, 2018, all of the Named Executive Officers were still in their respective transition periods for becoming compliant. Mr. D’Ambrosia is expected to be fully compliant with the ownership levels required by the guidelines by July 2021, and Messrs. Ponton and Naylor and Mmes. Mulholland and Brundage are expected to be fully compliant by July 2022.

Clawback Policy

In May 2018, the Board adopted the Monro, Inc. Executive Compensation Recoupment Policy (the “Clawback Policy”). The Clawback Policy provides for the recoupment of certain incentive compensation in the event of a financial restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws, and acts of fraud, misappropriation or embezzlement. The Clawback Policy is administered by the Committee and applies to current and former executive officers and such other employees who may from time to time be deemed subject to the policy by the Committee.

Anti-Hedging and Pledging Policy

Under our insider trading policy, we prohibit employees from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits employees from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

The Company also provides the Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with the Company’s overall executive compensation program, the Committee’s executive compensation philosophy, as well as the Committee’s objective better to enable the Company to attract and retain the most talented and dedicated executives possible. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers.

The Company sponsors, for all employees, a profit sharing plan with a 401(k) feature, which is intended to qualify under Section 401(a) of the Internal Revenue Code. The Company has generally matched 50% of the first 4% of pay that is contributed to the 401(k) plan, but recently amended the plan to increase the match to 50% of the first 6% of pay contributed. Participants are 100% vested in their own contributions at all times. Matching contributions vest 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service. In addition, any employee whose plan benefit is limited by Internal Revenue Code limitations (including each of the Company’s Named Executive Officers), may participate in the Deferred Compensation Plan. The purpose of the Deferred Compensation Plan is to provide affected employees with the opportunity to receive a retirement benefit that bears a comparable ratio to compensation as is provided to employees whose retirement benefit is not limited by the Internal Revenue Code.

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The Deferred Compensation Plan provides the opportunity for eligible employees, including the Named Executive Officers, to defer the receipt of certain compensation, including base salary and short-term incentives. Under the Deferred Compensation Plan, the Company matches base salary deferral amounts for salary over the Internal Revenue Code compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under the Company qualified 401(k) Profit Sharing Plan. No amounts credited under the Deferred Compensation Plan are funded, and the right of a participant or beneficiary to receive a distribution is an unsecured claim against the general assets of the Company. The Deferred Compensation Plan is part of the Company’s competitive total compensation and benefits package that helps it attract and retain key talent. The costs of the Deferred Compensation Plan are included in the “Nonqualified Deferred Compensation Table”. The current annual earnings rate of 5% is credited to the account.

The Company’s other benefit plans primarily include medical and other health care benefits, group life insurance, disability and an employee stock purchase plan which allows eligible employees to utilize a percentage of their base salary to purchase shares of Company’s common stock.

Each Named Executive Officer is provided with the use of a company-owned vehicle or a car allowance, as well as participation in the plans and programs described above.

The Committee may, in its discretion, revise, amend or add to an executive officer’s perquisites and benefits as, when and if it deems advisable or appropriate. The Committee believes, based upon publicly available information, that the benefits described above are typical for senior executives at comparable companies.

Attributed costs of the perquisites and personal benefits described above for the Named Executive Officers for fiscal 2018 are included in the “All Other Compensation” column of the “2018 Summary Compensation Table” appearing below.

Fiscal 2019 Compensation Changes

Looking forward to Fiscal 2019, we have made a number of changes to our compensation program to reinforce our commitment to pay for performance, better to align with market practices, and to provide a clearer line-of-sight within our executive incentive programs. Changes were based on a thorough review of market and peer practices and in consultation with the compensation advisor to our Committee, Exequity LLP.

FY2019 Annual Incentive Plan

Specifically, our Fiscal 2019 annual incentive bonus plan will be more focused on profitable earnings and organic growth, with an individual component to provide a sharper focus on key initiatives and individual performance. The Fiscal 2019 plan will be a departure from prior plans, which was based on Company pre-tax income exclusively, by incorporating three measures meant to focus executives on the Company’s objectives to drive revenue, profit and same store sales. Fiscal 2019 measures and weighting includes: 40% based on comparable store sales, 40% based on pre-tax income and 20% based on key individual initiatives (“KPIs”). The KPIs goal will allow for greater flexibility in assessing individual performance and contributions that further the stated corporate objectives. In addition, we have reworked our goal setting process for threshold, target, and maximum performance to ensure greater linkage with Company performance and expectations, and executive contributions. In setting targets for Fiscal 2019, management considered several factors, including past Company performance versus budget, investor and analyst expectations, internal budgets, and peer and industry expectations. We have also modified our payout scale to be more in-line with market practice. Annual bonus awards for executives will range from 0% to 200% based on performance, except for those with employment agreements previously agreed to by the Compensation Committee. No bonus will be earned for performance below threshold, 50% payout for threshold performance (except for those with employment agreements), 100% payout for target performance and 200% payout for maximum performance (except for those with employment agreements); actual awards will be interpolated based on performance/payout scale.

FY2019 Long-Term Incentive Plan

Our current philosophy of awarding 100% of the long-term incentive value in stock options has served us well in ensuring value for employees when value is also created for shareholders. However, we also recognize the need to provide greater line-of-sight to performance goals, align payouts with the achievement of multi-year operational objectives, and to recognize the need to retain a talented workforce. As such, starting in Fiscal 2019, we have moved to a three-pronged approach where long-term incentive values will generally be comprised of: 50% stock options, 30%

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time-vesting restricted stock units (“RSUs”), and 20% performance-vesting restricted stock units (“PSUs”). Stock options and RSUs will vest ratably over four years. PSUs will vest in their entirety based on the Company’s performance relative to a three-year average return on invested capital (“ROIC”) goal, which will be calculated at the end of our fiscal year 2021. We believe our three-pronged approach to long-term incentives will encourage retention, performance and a continuing link with shareholders.

The changes to our compensation program for Fiscal 2019 will continue to provide linkage with our shareholders, greater emphasis on our pay-for-performance philosophy and support our short- and long-term goals for the Company. This table summarizes the current plan and proposed changes for Fiscal 2019.

Incentive Plan	Current Plan (Fiscal 2018)	New Plan (Fiscal 2019)
Annual Incentive Bonus Plan	Company-wide performance based 100% on pre-tax income, with targets linked to the budget. Actual awards range from 0% to 250% of target for officers, and 0% to 167% of target for the CEO (0% to 150% for Mr. Ponton) based on Company performance.

Three performance goals intended to drive Company’s objectives of profit and growth, and individual performance:

•  40% comparable store sales

•  40% pre-tax income

•  20% key individual initiatives

Awards for executives range from 0% to 200% of target based on performance.(1)

Long-term Incentive Plan	100% stock options, which vest in substantially equal annual installments over four years.	Three-pronged approach: • 50% stock options • 30% RSUs • 20% PSUs Stock options and RSUs vest over four years. PSUs will vest based on the attainment of 3-year average ROIC goal.

(1)	Except for those with employment agreements previously agreed to by the Committee.

Other Matters

Employment Agreements

The Company has entered into employment agreements with each of Brett T. Ponton, Brian J. D’Ambrosia, Matthew Evan Naylor and John W. Van Heel. Each of these employment agreements was reviewed and approved by the Committee. In addition, the Board of Directors reviewed and approved the Company’s employment agreements with Messrs. Ponton and Van Heel. The Committee believes that these employment agreements are an important part of the overall executive compensation program and serve as a recruitment and retention device.

The agreement for each executive generally addresses: role and responsibilities; rights to compensation and benefits during active employment; resignation by the employee with or without “Good Reason” as defined in the agreement; termination in the event of death, disability or retirement; and termination for “Cause” and termination without “Cause”, as defined in the agreement. Further, the agreement stipulates that the executive may not compete with the Company or solicit its employees for prescribed periods following termination of employment or disclose confidential information.

Each contract also contains termination and related pay provisions in the event of a “change in control”. In all cases, for the change in control provision to apply, there must be both (1) a “change in control”, as well as (2) a termination by the Company without cause or a resignation by the executive for reasons defined in the agreement, including a material diminution of his or her duties. A “change in control” is generally deemed to occur (i) when a person or group who was not an affiliate as of the date the Company entered into the agreement (a “Non-Affiliate”) acquires beneficial ownership of 50% or more of the Company’s Common Stock; (ii) upon the sale of the Company substantially as an entity to a

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Non-Affiliate; or (iii) when there occurs a merger, consolidation or other reorganization of the Company with a Non-Affiliate, in which the shareholders of the Company immediately preceding the merger hold less than 50% (disregarding the voting and consent rights of the Class C Preferred Stock) of the combined voting power for the election of directors of the Company immediately following the merger. Consistent with Company policy, none of the employment agreements include an excise tax gross-up provision.

Ponton Agreement

In June 2017, the Company entered into an employment agreement (the “Ponton Agreement”) with Mr. Ponton. The three-year agreement is effective August 1, 2017 through July 31, 2020. During the term of the Ponton Agreement, Mr. Ponton will serve as the President of the Company and, effective as of October 2, 2017 and for the remainder of the term of the Ponton Agreement, Mr. Ponton also will serve as the Company’s Chief Executive Officer.

Under the Ponton Agreement, Mr. Ponton (i) is paid a base salary of $550,000; (ii) is eligible to earn an annual bonus, pursuant to the terms of the Company’s bonus plan, of up to 150% of his base salary upon the achievement of certain predetermined corporate objectives, which is consistent with other Company executives; and (iii) participates in the Company’s other incentive and welfare and benefit plans made available to executives. In connection with signing the Ponton Agreement, Mr. Ponton received a $600,000 signing bonus, a pro rata portion of which must be repaid to the Company if Mr. Ponton is terminated by the Company for Cause (as defined therein) or Mr. Ponton resigns other than for Good Reason (as defined therein) before August 1, 2018. In addition, under the Ponton Agreement, Mr. Ponton is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. Ponton for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the Ponton Agreement.

D’Ambrosia Agreement

In December 2016, the Company entered into an employment agreement (the “D’Ambrosia Agreement”) with Mr. D’Ambrosia. The four year agreement is effective January 1, 2017 through December 31, 2020. During the term of the D’Ambrosia Agreement, Mr. D’Ambrosia will serve as the Senior Vice President – Finance and Chief Financial Officer of the Company.

Under the D’Ambrosia Agreement, Mr. D’Ambrosia (i) is paid a base salary of $275,000; (ii) is eligible to earn a target annual bonus, pursuant to the terms of the Company’s bonus plan, of up to 75% of his base salary upon the achievement of certain predetermined corporate objectives, which is consistent with other Company executives; and (iii) participates in the Company’s other incentive and welfare and benefit plans made available to executives. In addition, under the D’Ambrosia Agreement, Mr. D’Ambrosia is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. D’Ambrosia for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the D’Ambrosia Agreement.

In June 2018, the Company and Mr. D’Ambrosia amended the D’Ambrosia Agreement, effective as of April 1, 2018, to increase his base salary to $350,000 and to increase his target and maximum annual bonus opportunity to 45% and 112.5%, respectively, of his base salary starting with the annual bonus for fiscal 2019.

Naylor Agreement

In March 2018, the Company entered into an employment agreement (the “Naylor Agreement”) with Mr. Naylor. The three-year agreement is effective March 26, 2018 through March 31, 2021. During the term of the Naylor Agreement, Mr. Naylor will serve as the Chief Operating Officer of the Company.

Under the Naylor Agreement, Mr. Naylor (i) is paid a base salary of $350,000; (ii) is eligible to earn an annual bonus, pursuant to the terms of the Company’s bonus plan, of up to 112.5% of his base salary upon the achievement of certain predetermined corporate objectives, which is consistent with other Company executives; and (iii) participates in the Company’s other incentive and welfare and benefit plans made available to executives. In addition, under the Naylor Agreement, Mr. Naylor is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. Naylor for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the Naylor Agreement.

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Van Heel Agreement

Mr. Van Heel’s employment agreement expired on October 1, 2017. On June 28, 2017, Mr. Van Heel resigned as President of the Company, effective as of August 1, 2017. In addition, Mr. Van Heel’s employment as Chief Executive Officer of the Company ended on October 1, 2017 upon the expiration of his term of employment in accordance with the terms of his existing employment agreement with the Company and, in connection therewith, on June 28, 2017, Mr. Van Heel also tendered his resignation as a member of the Board of Directors, effective as of October 1, 2017.

Mr. Van Heel remained with the Company as an advisor for six months after the expiration of his employment agreement. In connection with Mr. Van Heel’s transition to this advisory role, the Company entered into an agreement with Mr. Van Heel on June 28, 2017 (the “Van Heel Agreement”). The Van Heel Agreement became effective on October 2, 2017 for a term expiring on March 31, 2018. Under the Van Heel Agreement, the Company agreed to pay Mr. Van Heel a lump sum payment of $275,000 in recognition of prior services he rendered to the Company. In addition, Mr. Van Heel agreed to, among other things, render part-time services as an advisor to the Company and assist in the Chief Executive Officer transition, in exchange for a monthly payment of $33,333.

The provisions described above and other material provisions of the Company’s employment agreements with Messrs. Ponton, D’Ambrosia, Naylor and Van Heel are discussed in the “Summary Compensation Table”, the “Grants of Plan-Based Awards Table”, and in the “Potential Payments Upon Termination or Change in Control” sections of this Proxy Statement.

At this time, the Committee has not determined that it is necessary to enter into employment agreements with any other executive positions. However, Vice President-level employees and above, including Zone Managers, are entitled to between one and six months’ base salary, depending on an individual’s length of service, as severance pay should they be terminated by the Company for reasons other than cause or poor performance. Further, Ms. Mulholland is entitled to two years’ base salary upon a termination in the event of a change in control of the Company.

Impact of Accounting and Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for the Company’s executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.

Section 162(m) of the Internal Revenue Code generally places a $1 million deduction limit on the amount of compensation paid by a publicly traded company in any one year to certain executive officers. Prior to January 1, 2018, this deduction limit applied to the compensation paid to the chief executive officer and the three most highly compensated executive officers (other than the chief executive officer and chief financial officer) who were employed on the last day of the fiscal year. This $1 million deduction limit did not apply to compensation that met the Section 162(m) requirements for “qualifying performance-based compensation”. When designing all aspects of compensation, the Committee has considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. However, we have reserved the right to administer our compensation arrangements in a manner that does not satisfy the requirements of Section 162(m) as we determine to be appropriate.

The “Tax Cuts and Jobs Act” eliminates the “qualified performance-based compensation” exception under Section 162(m) of the Internal Revenue Code for tax years beginning on or after January 1, 2018, but provides transition relief for compensation paid under binding written contracts that were in effect as of November 2, 2017, so long as the contract is not materially modified after such date. As a result, compensation paid to our covered executive officers (including the income recognized upon the exercise of stock options) in excess of $1 million will not be deductible by us unless it qualifies for the transition relief. The Tax Cuts and Jobs Act also expanded the executive officers subject to the Section 162(m) $1 million deduction limit, which now includes anyone who has ever been our chief executive officer, chief financial officer or one of the three highest paid named executive officers (other than the chief executive officer and chief financial officer) in any fiscal year beginning on or after January 1, 2017. Due to the lack of regulatory and other guidance pertaining to the future interpretation of Section 162(m) of the Internal Revenue Code and the transition relief, no assurance can be given that compensation intended to qualify for the performance-based exception in fact will so qualify.

We make no representation that the compensation of our Named Executive Officers will be fully deductible for federal income tax purposes, and we continue to reserve the right to award compensation that is not fully deductible under Section 162(m) of the Internal Revenue Code and to administer our compensation arrangements in a manner that does not satisfy the requirements of Section 162(m) as we determine to be appropriate.

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Policy Concerning Additional Tax on Nonqualified Deferred Compensation Plan Benefits

Monro’s compensation and benefit plans and arrangements have been designed and administered with the objective of not triggering the additional tax under Section 409A of the Internal Revenue Code.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Brett T. Ponton, our Chief Executive Officer (our CEO).

For fiscal 2018, the median of the annual total compensation of all employees of the Company (other than our CEO) was $34,543, and the annual total compensation of our CEO was $5,900,411. Based on this information, we reasonably estimate that the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees for fiscal 2018 was 171 to 1.

To identify the median employee, we used the following methodology and material assumptions, adjustments and estimates:

•	We selected March 31, 2018 as the date upon which we would identify our median employee. We determined that, as of such date, we employed approximately 7,878 employees, including full-time, part-time and temporary employees.

•	We chose gross pay for the period of April 1, 2017 through March 31, 2018 as the consistently applied compensation measure used to determine our median employee. We did not make any cost of living adjustments.

•	As permitted by the SEC rules, we annualized the compensation of employees (other than seasonal and temporary employees) who were employed with us on March 31, 2018, but who were not employed for all of fiscal 2018. Pursuant to SEC rules, we did not annualize the compensation of seasonal or temporary employees and we did not convert the compensation of part-time employees to a full-time equivalency.

•	Applying this methodology, we determined that our median employee was a full-time hourly employee, working as a store-level technician.

After we identified our median employee, we calculated the median employee’s annual total compensation for fiscal 2018 in accordance with the requirements of the applicable SEC rules.

During fiscal 2018, Mr. Van Heel served as our CEO until October 1, 2017, at which time Mr. Ponton became our CEO and served in such capacity for the remainder of fiscal year 2018. As permitted by SEC rules, we chose to use the annual total compensation of Mr. Ponton to calculate our pay ratio. We determined Mr. Ponton’s annual total compensation for fiscal 2018 was $5,900,411, which, as required by SEC rules, includes his annualized base salary, bonus and certain recurring perquisites for fiscal 2018. Because we are required to annualize his base salary, Mr. Ponton’s annual total compensation for purposes of this pay ratio is greater than the total compensation reported for him in our 2018 Summary Compensation Table.

To calculate the pay ratio, we divided our CEO’s annual total compensation by our median employee’s annual total compensation.

We believe that our pay ratio for fiscal 2018 was impacted by our hiring Mr. Ponton during such fiscal year. As described in the CD&A, in addition to the compensation granted to and earned by Mr. Ponton during fiscal 2018 for his services as CEO, his annual total compensation for fiscal 2018 reflects a signing bonus in connection with his employment agreement, as well as a special stock option grant with an above-market exercise price and a time-vesting restricted stock unit grant, which was in addition to our usual stock option grant. The inclusion of these one-time additional items for Mr. Ponton significantly increased his annual total compensation for fiscal 2018, and, consequently, our pay ratio for fiscal 2018.

The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Compensation Risk Assessment

During fiscal 2018, Company management, along with the Committee, considered whether any of the Company’s compensation policies and practices has the potential to create risks that are reasonably likely to have a material adverse effect on the Company. Management considered the risk profile of the Company’s business and the design and structure of its compensation policies and practices. The Company concluded that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company based on the following:

•	The Company’s base salary, retirement benefits, executive perquisites and generally available benefit programs create little, if any, risk to the Company.

•	Substantially all of the Company’s management employees are paid either a base wage or a base wage plus an annual bonus that is payable under the Company’s Executive Bonus Plan and, in the case of the Chief Executive Officer, pursuant to a separate, shareholder approved, Management Incentive Compensation Plan. (The only exceptions are employees who are involved in managing or directly supervising store-level operations. However, the compensation that can be earned by these employees is not significant either individually or in the aggregate.)

•	Management does not believe that the structure of its bonus plans, as described above under the subheading “Annual Incentive Bonus,” encourages employees to take risks that are reasonably likely to have a material adverse effect on the Company. In particular, management noted that the plans provide for the award of bonuses based upon the achievement of stated corporate-level financial objectives, which is in alignment with the overall Company objectives.

•	The Company also awards stock options as long-term incentive compensation. Management does not believe that either the award or structure of stock option grants encourages employees to take risks that are reasonably likely to have a material adverse effect on the registrant. In particular, the emphasis on granting awards of long-term incentive compensation that vest pro-rata over a number of years focuses on long-term stock appreciation, does not incent short-term risk taking and aligns with the overall company objective of providing value to these employees only when value is also created for the Company’s shareholders.

•	The Company believes that its mix of fixed compensation and “at risk” compensation, including annual incentive bonuses and stock awards, does not encourage inappropriate risk-taking by employees.

These factors were discussed with the Committee during the preparation of this Proxy Statement, and it was concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION TABLES

2018 Summary Compensation Table

The table below sets forth the compensation paid to or earned by the Company’s “Named Executive Officers” listed in the table for the three year period ended March 31, 2018.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Option Awards(3) ($)	Restricted Stock Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Brett T. Ponton	2018	393,378	600,000	3,300,000	1,414,500	—	39,000	5,746,878
Chief Executive Officer and President
Brian J. D’Ambrosia	2018	275,000	—	—	—	—	17,400	292,400
Senior Vice President—Finance	2017	218,750	—	525,840	—	—	8,800	753,390
and Chief Financial Officer
John W. Van Heel	2018	506,730	—	—	—	—	288,600	795,330
Former Chief Executive Officer	2017	550,000	—	—	—	—	19,800	569,800
and President	2016	550,000	—	—	—	495,830	19,400	1,065,230
Matthew E. Naylor	2018	6,731	—	515,680	469,997	—	100	992,508
Chief Operating Officer
Maureen E. Mulholland	2018	214,125	—	63,570	—	—	18,800	296,495
Senior Vice President—General
Counsel and Secretary
Deborah R. Brundage	2018	18,462	—	—	150,023	—	8,000	176,485
Senior Vice President—
Marketing
Shawn A. Denlein	2018	226,000	—	—	—	—	103,500	329,500
Former Senior Vice President—
Merchandising and Logistics

(1)	The salary reported for Mr. Ponton reflects the payments he actually received in fiscal 2018, as he joined the Company in August 2017. The salaries reported for Mr. Naylor and Ms. Brundage reflect the payments they actually received in fiscal 2018, as they both joined the Company in March 2018. The 2018 salary for Mr. Van Heel includes an accrued vacation payout made in accordance with Company policy in October 2017 of $31,730, which also coincided with the expiration of his employment agreement and the beginning of his part-time advisor role to the Company. Mr. Van Heel’s salary was also reduced at this time to $33,333 per month per the advisory role agreement.

(2)	For Mr. Ponton, the 2018 bonus represents the $600,000 signing bonus associated with his employment agreement, which was paid as a lump sum in August 2017. Mr. Ponton must repay a pro rata portion of this signing bonus if his employment is terminated by the Company for Cause or he resigns other than for Good Reason before August 1, 2018.

(3)	Amounts do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating compensation costs are described more fully in footnote 1 in the Company’s financial statements in the Form 10-K for the year ended March 31, 2018, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on options granted in fiscal 2018.

(4)	In connection with their respective employment agreements, Mr. Ponton, Mr. Naylor and Ms. Brundage were awarded Restricted Stock Units in fiscal 2018. The amounts in this column represent the award date fair value of the Restricted Stock Units calculated in accordance with FASB ASC 718. The assumptions used in calculating compensation costs are described more fully in footnote 1 in the Company’s financial statements in the Form 10-K for the year ended March 31, 2018, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on Restricted Stock Units awarded in fiscal 2018.

(5)	This column represents the amounts earned by the Named Executive Officer in fiscal 2018 and fiscal years 2017 and 2016 pursuant to the Company’s annual incentive bonus plans. Additional information regarding the potential threshold, target and maximum payouts underlying this column is included in the Grants of Plan-Based Awards table.

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(6)	The following table shows each component of the “All Other Compensation” column in the 2018 Summary Compensation Table. For each Named Executive Officer, these components consist of the Company’s matching contributions to the 401(k) and the Nonqualified Deferred Compensation Plans, payment of life insurance premiums on behalf of the Named Executive Officer and the incremental cost to the Company of automobiles provided to the Named Executive Officer. This table shows a one-time payment to Mr. Van Heel in October 2017 of $275,000 in recognition of prior services rendered by him to the Company, as outlined in his part-time advisory role agreement with the Company after stepping down as CEO. This table also shows the relocation expenses for Messrs. Ponton and Denlein and Ms. Brundage paid in connection with the commencement of their employment in fiscal 2018. Finally, this table shows a tax payment to Mr. Denlein in fiscal 2018, which was a tax gross-up on his relocation expenses. The Company generally does not provide any tax gross-ups on perquisites, but Mr. Denlein negotiated the tax gross-up payment on his relocation expenses as part of his employment offer.

Name	Year	Company Matching Contributions ($)	Life Insurance Premium ($)	Auto Allowance Perquisites ($)	Relocation Expense ($)	Tax Payment ($)	Prior Services Payment ($)	Total ($)
Brett T. Ponton	2018	3,100	600	5,500	29,800		—	39,000
Brian J. D’Ambrosia	2018	5,400	900	11,100	—		—	17,400
John W. Van Heel	2018	3,900	900	8,800	—		275,000	288,600
Matthew E. Naylor	2018	—	100	—	—		—	100
Maureen E. Mulholland	2018	4,200	900	13,700	—		—	18,800
Deborah R. Brundage	2018	400	100	800	6,700		—	8,000
Shawn A. Denlein	2018	—	900	12,500	61,657	28,443	—	103,500

Grants of Plan–Based Awards

The following table provides information regarding plan-based awards under the Company’s stock incentive plans granted during fiscal 2018 to the Named Executive Officers. It also presents estimated possible payouts under the annual incentive bonus plan for fiscal 2018.

					All Other Stock Awards	All Other Option Awards	Exercise or Base Price of Options Awards ($)	Grant Date Fair Value of Stock and Option Award(3) ($)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Number of Stock Units	Number of Securities Underlying Options (#)
Name	Grant Date	Threshold(2) ($)	Target ($)	Maximum ($)
Brett T. Ponton		354,040	393,378	590,067
	8/1/2017				30,000			1,414,500
	8/1/2017					300,000	47.15	2,751,000
	8/1/2017					100,000	65.00	549,000
Brian J. D’Ambrosia	N/A	41,250	82,500	206,250
John W. Van Heel	N/A	—	—	—
Matthew E. Naylor	3/26/2018				8,736			469,997
	3/26/2018					44,000	53.80	515,680
Maureen E. Mulholland		28,444	56,887	142,219
	5/11/2017					2,000	50.48	20,220
	8/15/2017					5,000	44.90	43,350
Deborah R. Brundage	3/5/2018				2,874			150,023
Shawn A. Denlein	N/A	33,900	67,800	169,500

(1)	The amounts in these columns consist of possible annual incentive payouts under the Company’s annual incentive bonus plan for fiscal 2018. These annual incentive awards are granted under the Executive Bonus Plan and the Management Incentive Compensation Plan. The amounts actually earned by each Named Executive Officer in fiscal 2018 are reported as Non-Equity Incentive Plan Compensation in the fiscal 2018 Summary Compensation Table in this Proxy Statement. Pursuant to the terms of their employment agreements, Ms. Brundage and Mr. Naylor did not participate in the annual incentive bonus plan for fiscal 2018.

(2)	Represents the minimum amount payable under the 2018 annual incentive bonus plan, assuming that $109,360,000 of pre-tax income is attained. Otherwise, the Named Executive Officers receive no bonus. See “Compensation Discussion and Analysis – Annual Incentive Bonus.”

(3)	Stock options and Restricted Stock Units are granted under the 2007 Stock Incentive Plan. The amount listed in this column is the grant date fair value of such stock options calculated pursuant to FASB ASC 718 and the fair value of the Restricted Stock Units based on the stock price at the close of business on the grant date.

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The material terms of our Named Executive Officers’ employment agreements, annual incentive bonuses, long-term compensation and perquisites and other personal benefits and retirement benefits are described more fully in the CD&A above. We encourage you to read the tables above and the related footnotes in conjunction with such information. The material terms of our Named Executive Officers’ equity plan awards are described more fully in the “Outstanding Equity Awards at Fiscal Year End” table below.

Outstanding Equity Awards at Fiscal 2018 Year End

The following table provides information about the number of outstanding equity awards held by the Company’s Named Executive Officers at March 31, 2018:

	Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)
Brett T. Ponton	8/1/2017	(4)			100,000	65.00	7/31/2023	30,000	(5)	1,608,000
	8/1/2017	(3)		300,000		47.15	7/31/2023

				300,000	100,000			30,000		1,608,000

Brian J. D’Ambrosia	1/7/2013		2,500			36.08	1/06/2019
	5/16/2013		1,000			44.49	5/15/2019
	5/14/2014	(2)	1,500	500		53.09	5/13/2020
	5/13/2015	(2)	2,500	2,500		61.41	5/12/2021
	5/11/2016	(2)	1,000	3,000		69.30	5/10/2022
	1/3/2017	(1)	10,000	30,000		57.25	1/02/2022

			18,500	36,000

John W. Van Heel
Matthew E. Naylor	3/26/2018	(6)		44,000		53.80	3/25/2024	8,736	(6)	468,250

				44,000				8,736		468,250

Maureen E. Mulholland	5/15/2012		1,000			39.03	5/14/2018
	5/16/2013		3,000			44.49	5/15/2019
	5/14/2014	(2)	1,500	500		53.09	5/13/2020
	5/13/2015	(2)	2,000	2,000		61.41	5/12/2021
	5/11/2016	(2)	500	1,500		69.30	5/10/2022
	5/11/2017	(2)		2,000		50.48	5/10/2023
	8/15/2017	(2)		5,000		44.90	8/14/2023

			8,000	11,000

Deborah R. Brundage	3/5/2018							2,874	(7)	154,046

								2,874		154,046

Shawn A. Denlein	3/6/2017	(2)	2,000	6,000		56.85	3/05/2023

			2,000	6,000

(1)	This option grant vests over four years as follows: One quarter of the options vests on the yearly anniversary of the grant. These options have a five year life from grant date.

(2)	This option grant vests over four years as follows: One quarter of the options in each grant vests on the yearly anniversary of the grant. These options have a six year life from grant date.

(3)	This option grant vests over three years as follows: One-third of the options vests on each of the first two yearly anniversaries of the grant dates and the final one-third vests 11 months into the third year.

(4)	This option grant vests only if the closing price of the Company’s stock is at $65.00 or higher for 45 consecutive days prior to the option expiring.

(5)	These units vest over three years as follows: One-third on each of the first two yearly anniversaries of the grant date and the final one-third vests 11 months into the third year.

(6)	These units vest over three years as follows: One-third of the units on the yearly anniversary of the grant date.

(7)	These units vest over four years as follows: One quarter of the units on the yearly anniversary of the grant date.

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2018 Option Exercises

The following table shows all stock options exercised and value realized upon exercise by the Named Executive Officers during fiscal 2018:

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
Maureen E. Mulholland	3,000	35,910

(1)	The value realized equals the difference between the option exercise price and the fair market value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Profit Sharing Plan

The Company sponsors a profit sharing plan with a 401(k) feature (the “Profit Sharing Plan”). The Profit Sharing Plan is intended to qualify under Section 401(a) of the Internal Revenue Code.

Each employee who has attained age 18 becomes a participant as of the first day of employment. Participants may elect to reduce their compensation by up to the lesser of 50% of their annual compensation or the statutorily prescribed annual limit and to have the amount of the reduction contributed to their account in the Profit Sharing Plan. One of the investment options available to participants is the Company’s common stock.

The Company may make discretionary matching contributions to the matching accounts of those employees who are contributing to the Profit Sharing Plan. Matching contributions are made annually. A discretionary Company profit sharing contribution may also be made on an annual basis.

Deferred Compensation Plan

The Company has adopted the Monro Muffler Brake, Inc. Deferred Compensation Plan (the “Plan”) to provide an opportunity for additional tax-deferred savings to a select group of management or highly compensated employees. The Plan is an unfunded arrangement and the participants or their beneficiaries have an unsecured claim against the general assets of the Company to the extent of their Plan benefits. The Plan was amended and restated in May 2015.

Currently, only those employees, who are “highly compensated employees”, as that term is defined under Section 414(q) of the Internal Revenue Code, have been designated as eligible to participate in the Plan. Under the terms of the Plan, the Committee has the ability to establish additional eligibility requirements for participation in the Plan, but has not done so thus far.

The Plan permits participants to defer all or any portion of the compensation that would otherwise be payable to them for the calendar year, provided that participants must elect the maximum deferral opportunity permitted under the Profit Sharing Plan as a condition to making a deferral election under the Plan. In addition, the Company will credit to the participants’ accounts such amounts as would have been contributed to the Profit Sharing Plan but for the limitations that are imposed under the Internal Revenue Code based upon the participants’ status as highly compensated employees. The Company may also make such additional discretionary allocations as are determined by the Committee. No amounts credited under the Plan are funded and the Company maintains accounts to reflect the amounts owed to each participant. At least annually, the accounts are credited with earnings or losses calculated on the basis of an interest rate or other formula as determined from time to time by the Board upon recommendation of the Committee. The current annual earnings rate is 5%.

Benefits are payable at a participant’s election in a single cash sum or in annual installments for a period not to exceed 10 years at the date designated by the participant upon his or her initial enrollment in the Plan, but may be earlier if separation of service occurs after the participant attains the age of 65. Payments are made earlier in the event a participant dies, becomes disabled or incurs an unanticipated emergency.

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Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Brett T. Ponton	0	0	0		0
Brian J. D’Ambrosia	5,720	2,760	1,257		33,956
John W. Van Heel	3,292	1,646	3,544		89,086
Matthew E. Naylor	0	0	0		0
Maureen E. Mulholland	4,393	2,197	2,205		60,197
Deborah R. Brundage	0	0	0		0
Shawn A. Denlein	0	0	0		0

(1)	Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for fiscal 2018.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal 2018.

(3)	Amounts in this column are not included in the Summary Compensation Table for fiscal 2018.

(4)	Of the total amounts shown in this column, the following amounts have been previously reported as compensation in Summary Compensation Tables since 2002 when the Deferred Compensation Plan was implemented. Mr. Van Heel: $80,486; Mr. D’Ambrosia: $22,782 and Ms. Mulholland: $42,286. In the case of Mr. D’Ambrosia and Ms. Mulholland, these amounts include compensation for years when they were not a Named Executive Officer.

Potential Payments Upon Termination Or Change In Control

The following is a summary setting forth potential payments payable to the Named Executive Officers upon termination of employment or a change in control of the Company under their employment arrangements and the Company’s other compensation programs in effect as of March 31, 2018. Specifically, compensation payable to each Named Executive Officer upon voluntary termination, involuntary termination without cause, retirement, termination following a change in control, and in the event of death or disability of the executive is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 31, 2018. Therefore, they include amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of the Company’s Common Stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination, such as earned but unpaid salary through the date of termination, amounts accrued and vested under the Company’s Profit Sharing and Deferred Compensation Plans, as applicable, and accrued vacation pay.

Payments Made Upon Any Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreement);

•	unused vacation pay; and

•	amounts accrued and vested under the Company’s Profit Sharing and Deferred Compensation Plans.

Payments Made Upon Involuntary Termination Without Cause

As a result of their employment agreements (in the case of Messrs. Ponton, Naylor and D’Ambrosia) and severance arrangements (in the case of Mr. Denlein and Mmes. Mulholland and Brundage) entered into by the Company with the

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Named Executive Officers, in the event that a Named Executive Officer’s employment is involuntarily terminated without cause, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•	in the case of Messrs. D’Ambrosia and Naylor, one year’s base salary, payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	in the case of Mr. Ponton, two years’ base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	in the case of Mr. Denlein and Mmes. Mulholland and Brundage, six months of base salary continuation;

•	in the case of Mr. Ponton, all then outstanding unvested options, except the performance-vesting option, will immediately and automatically vest and be exercisable for one year;

•	in the case of Messrs. D’Ambrosia and Naylor, all then outstanding unvested options will immediately and automatically vest and be exercisable for 90 days;

•	in the case of Ms. Mulholland, all then vested options will be exercisable for 30 days; and

•	in the case of Messrs. Ponton and Naylor, all then outstanding unvested Restricted Stock Units will immediately vest.

Table of Payments Upon Involuntary Termination Without Cause

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer had involuntarily been terminated without cause on March 31, 2018.

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	Restricted Stock Units ($)	Total ($)
Brett T. Ponton	1,100,000	—	1,935,000	1,608,000	4,643,000
Brian J. D’Ambrosia	275,000	—	53,930	—	328,930
John W. Van Heel	—	—	—	—	—
Matthew E. Naylor	350,000	—	—	468,250	818,250
Maureen E. Mulholland	112,500	—	42,665	—	155,165
Deborah R. Brundage	120,000	—	—	—	120,000
Shawn A. Denlein	113,000	—	—	—	113,000

Payments Made Upon Retirement

None of the Named Executive Officers were eligible to receive retirement benefits as of March 31, 2018.

Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of a Named Executive Officer, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•	in the case of Messrs. D’Ambrosia, Naylor and Denlein and Ms. Mulholland, all then-outstanding unvested options issued under the 2007 Stock Incentive Plan will immediately and automatically vest upon death and all vested shares will be exercisable for one year in the case of death or permanent disability;

•	in the case of Mr. Ponton, a pro-rated portion of his unvested stock option, except the performance-vesting option, will immediately vest and all vested shares will be exercisable for one year in the case of death or permanent disability;

•	in the case of Mr. Ponton, a pro-rated portion of his unvested Restricted Stock Units will vest in the case of death or permanent disability;

•	in the case of Mr. Naylor and Ms. Brundage, all unvested Restricted Stock Units will vest in the case of death;

•	the executive will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate;

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•	in the case of death, Mr. Ponton shall be entitled to one year’s base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid, and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s death; and in the case of disability, Mr. Ponton shall be entitled to the lesser of (i) 12 months of base salary continuation or (ii) base salary through the remainder of the executive’s term; and payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid, and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s disability;

•	in the case of the death or disability of Messrs. D’Ambrosia and Naylor, such executive shall be entitled to receive payment of the lesser of (i) 12 months of base salary continuation or (ii) base salary through the remainder of the executive’s term; and payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid; and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s death or disability; and

•	in the case of the disability of Messrs. Ponton, D’Ambrosia and Naylor, such executive shall receive the right to continue to participate in the Company’s group life, medical/dental and disability insurance plans, each at the same ratio of employer/employee contribution as applicable to the executive immediately prior to the termination event.

Table of Payments Upon Death

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s Common Stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer had died on March 31, 2018.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life Insurance ($)	Stock Options ($)	Restricted Stock Units ($)	Total ($)
Brett T. Ponton	550,000	—	425,000	791,285	657,564	2,423,849
Brian J. D’Ambrosia	275,000	—	425,000	53,930	—	753,930
John W. Van Heel	—	—	425,000	—	—	425,000
Matthew E. Naylor	350,000	—	425,000	—	468,250	1,243,250
Maureen E. Mulholland	—	—	425,000	92,660	—	517,660
Deborah R. Brundage	—	—	425,000	—	154,056	579,046
Shawn A. Denlein	—	—	425,000	—	—	425,000

Table of Payments Upon Permanent Disability

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer had been permanently disabled on March 31, 2018. For these purposes, “permanent disability” generally means total disability, resulting in the executive being unable to perform his or her job as determined by the Company’s life and disability insurance provider.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life and Health Plan Continuation ($)	Disability(1) ($)	Stock Options ($)	Restricted Stock Units ($)	Total ($)
Brett T. Ponton	550,000	—	17,425	1,442,234	791,285	657,564	3,458,508
Brian J. D’Ambrosia	275,000	—	21,760	1,700,231	53,675	—	2,050,666
John W. Van Heel	—	—	—	1,130,774	—	—	1,130,774
Matthew E. Naylor	350,000	—	24,905	1,867,877	—	—	2,242,782
Maureen E. Mulholland	—	—	—	1,516,359	42,665	—	1,559,024
Deborah R. Brundage	—	—	—	1,742,446	—	—	1,742,446
Shawn A. Denlein	—	—	—	1,354,286	—	—	1,354,286

1.	This amount represents the present value (at an assumed rate of 3%) of the long-term disability payments that would be paid to the Named Executive Officer until he or she reaches the retirement age of 65.

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Payments Made Upon a Change in Control

As discussed in detail in the CD&A above, the employment agreements that the Company entered into with each of Messrs. Ponton, D’Ambrosia and Naylor contain change in control provisions. Also, Mmes. Mulholland and Brundage and Mr. Denlein would receive certain compensation payments if they were terminated without cause following a change in control. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•	in the case of Messrs. Ponton, D’Ambrosia and Naylor, two years’ base salary, and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not paid; and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	in the case of Ms. Mulholland, two years’ base salary;

•	in the case of Ms. Brundage and Mr. Denlein, six months of base salary continuation;

•	in the case of Mr. Ponton, all then-outstanding unvested options, except the performance-vesting option, will immediately and automatically vest and be exercisable for one year following such termination;

•	all then-outstanding unvested options will immediately and automatically vest and be exercisable, in the case of Messrs. D’Ambrosia and Naylor and Ms. Mulholland, for 90 days following such termination and in the case of Mr. Denlein, for 30 days following such termination; and

•	in the case of Messrs. Ponton and Naylor and Ms. Brundage, all then outstanding Restricted Stock Units will immediately vest.

On May 20, 2009, the Committee adopted a policy that the Company will not enter into any future employment agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control, and none currently exist.

Table of Potential Payments Upon Change in Control

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s Common Stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if a change in control occurred on March 31, 2018.

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	Restricted Stock Units ($)	Total ($)
Brett T. Ponton	1,100,000	—	1,935,000	1,608,000	4,643,000
Brian J. D’Ambrosia	550,000	—	53,930	—	603,930
John W. Van Heel	—	—	—	—	—
Matthew E. Naylor	700,000	—	—	468,250	1,168,250
Maureen E. Mulholland	450,000	—	92,660	—	542,660
Deborah R. Brundage	120,000	—	—	154,056	274,046
Shawn A. Denlein	113,000	—	—	—	113,000

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Equity Compensation Plan Information

As of March 31, 2018, Monro maintained stock incentive plans under which employees and non-employee directors could be granted stock options to purchase shares of the Company’s common stock, Restricted Stock Units to receive shares of the Company’s common stock (“RSUs”) and awards of restricted shares of Company’s common stock. The following table contains information relating to such plans as of March 31, 2018.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,249,588	(1)	$51.95	(2)	1,005,670
Equity compensation plans not approved by security holders	—		—		—

Total	1,249,588		$51.95		1,005,670

(1)	This amount includes shares potentially issuable upon settlement of 41,610 outstanding RSUs issued under our 2007 Stock Incentive Plan.
(2)	RSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in column (b).

Compensation Committee Interlocks and Insider Participation

In fiscal 2018, the members of the Compensation Committee were Frederick M. Danziger, Robert E. Mellor and Stephen C. McCluski. None of these individuals is a current or former employee or officer of the Company or any of its subsidiaries. During fiscal 2018, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

None of our executive officers determine, recommend or participate in the Compensation Committee’s determination of executive officer compensation.

Compensation Committee Report

The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and its incorporation by reference into the Company’s 2018 Annual Report on Form 10-K.

The Compensation Committee

Frederick M. Danziger, Chairman

John L. Auerbach

Stephen C. McCluski

Robert E. Mellor

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock and common stock equivalents beneficially owned as of June 1, 2018 by:

•	Each person, who, to our knowledge beneficially owns more than 5% of our common stock or common stock equivalents;

•	Each director and nominee;

•	Our named executive officers; and

•	All directors and executive officers as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise indicated. Unless otherwise indicated, the address for each of the named beneficial owners is 200 Holleder Parkway, Rochester, NY 14615. Percentages are based on 32,861,901 shares issued and outstanding on June 1, 2018.

Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Shares Acquirable within 60 Days		Percent of Class Including Options
BlackRock, Inc.	Common Stock	4,026,791	(1)			12.3%
Wasatch Advisors, Inc.	Common Stock	3,290,061	(2)			10.0
The Vanguard Group	Common Stock	3,231,225	(3)			9.8
ArrowMark Colorado Holdings LLC	Common Stock	2,070,591	(4)			6.3
Clearbridge Investments, LLC	Common Stock	2,022,782	(5)			6.2
T. Rowe Price Associates, Inc.	Common Stock	1,988,018	(6)			6.1
Peter J. Solomon	Common Stock	377,000	(7)(11)	549,921	(8)	2.8
	Class C Preferred Stock	21,802	(8)			100.0
Donald Glickman	Common Stock	179,250	(9)(11)	40,000		*
Frederick M. Danziger	Common Stock	69,202	(11)	30,000		*
John W. Van Heel	Common Stock	73,374		—		*
Robert E. Mellor	Common Stock	17,895	(11)	20,000		*
Stephen C. McCluski	Common Stock	4,095	(11)	30,000		*
Brian J. D’Ambrosia	Common Stock	—		21,250		*
Maureen E. Mulholland	Common Stock	—		9,500		*
Brett T. Ponton	Common Stock	5,193		110,000	(12)	*
Lindsay N. Hyde	Common Stock	2,895	(11)	—		*
John L. Auerbach	Common Stock	2,895	(11)	—		*
Shawn A. Denlein	Common Stock	—		2,000		*
All directors and executive officers as a group (14 persons)	Common Stock	731,799		812,671		4.6	%(10)
	Class C Preferred Stock	21,802				100.0%

*	Represents less than 1% ownership

(1)	Reported as of December 31, 2017, according to a statement on Schedule 13G/A, filed on January 19, 2018, by BlackRock, Inc. BlackRock reported that it has sole voting power with respect to 3,960,227 shares and sole dispositive power with respect to 4,026,791 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10022.

(2)	Reported as of December 31, 2017, according to a statement on Schedule 13G, filed on January 10, 2018, by Wasatch Advisors, Inc. (“Wasatch”). Wasatch’s address is 505 Wakara Way, Salt Lake City, UT 84108.

(3)	Reported as of December 31, 2017, according to a statement on Schedule 13G/A, filed on February 9, 2018, by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power with respect to 62,225 shares, shared voting power with respect to 4,121 shares, sole dispositive power with respect to 3,167,829 shares and shared dispositive power with respect to 63,396 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Reported as of December 31, 2017, according to a statement on Schedule 13G, filed on February 9, 2018 by ArrowMark Colorado Holdings LLC (“ArrowMark”). ArrowMark’s address is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

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(5)	Reported as of December 31, 2017, according to a statement on Schedule 13G, filed on February 14, 2018, by Clearbridge Investments, LLC (“Clearbridge Investments”). Clearbridge Investments reported that it has sole voting power with respect to 1,094,780 shares and sole dispositive power with respect to 1,669,553 shares. Clearbridge Investments’ address is 620 8th Avenue, New York, NY 10018. Clearbridge, LLC reported that it has sole voting power with respect to 281,069 shares and sole dispositive power with respect to 353,229 shares. Clearbridge, LLC’s address is 100 International Drive, Baltimore, MD 21202.

(6)	Reported as of December 31, 2017, according to a statement on Schedule 13G, filed on February 14, 2018, by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported sole voting power with respect to 356,670 shares and sole dispositive power with respect to 1,988,018 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, MD 21202.

(7)	Includes 217,318 shares of Common Stock held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trusts. Also includes 1,000 shares owned by Mr. Solomon’s wife. Mr. Solomon is a Class 2 Director.

(8)	Includes 11,802 shares of Class C Preferred Stock held in trusts for the benefit of Mr. Solomon’s children and grandchildren for which Mr. Solomon is trustee. The Class C Preferred Stock is presently convertible into 509,921 shares of Common Stock.

(9)	Excludes shares of Common Stock owned by Mr. Glickman’s adult children. Mr. Glickman disclaims beneficial ownership of such shares. Mr. Glickman is a Class 1 Director.

(10)	Exclusive of shares as to which beneficial ownership has been disclaimed, executive officers and directors of the Company, as a group, owned beneficially approximately 3.1% of Common Stock deemed outstanding on June 1, 2018.

(11)	Includes 2,895 shares of restricted stock granted on August 15, 2017 and vesting over three years. These shares have voting rights.

(12)	Includes 10,000 restricted stock units that will vest on August 1, 2018 and will be convertible on a one-for-one basis into common stock on that date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and those who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. The SEC requires that these persons furnish us with copies of all Section 16(a) forms they file. You can view these reports on the SEC’s website at www.sec.gov.

To our knowledge, based solely on a review of the copies of the reports furnished to the us and representations that no other reports were required, during the year ended March 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Peter Solomon filed one late Form 4 disclosing two late transactions relating to gifts of 10,000 and 15,000 shares; Craig Hoyle filed one late Form 4 disclosing one late transaction relating to the sale of 2,000 shares; Maureen Mulholland filed one late Form 4 disclosing one late transaction relating to the award of options to buy 5,000 shares; and Deborah Brundage filed one late Form 3 relating to her appointment as a senior vice president and one late Form 4 relating to her acquisition of 2,874 restricted stock units.

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PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While shareholder ratification of the Company’s independent public accountants is not required by our Certificate of Incorporation, bylaws or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for shareholders to ratify the Company’s selection of the independent public accountants. Therefore, the Audit Committee is requesting that shareholders approve the proposal to ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm for the Company for the fiscal year ending March 30, 2019.

The Audit Committee values the input of our shareholders. In the event that shareholders do not approve this proposal, the Audit Committee will consider that fact when it selects the independent public accountants for the following year. The Audit Committee may, in its discretion, replace PWC as the independent registered public accounting firm at a later date without shareholder approval.

We have engaged PWC as our independent public accountants since 1984. A representative of PWC will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF PWC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 30, 2019.

Matters Relating to the Independent Registered Public Accounting Firm

Pre-Approval Policy

In addition to retaining PWC to audit our consolidated financial statements for fiscal 2018, the Company retained PWC and other consulting firms to provide advisory, auditing, and consulting services in fiscal 2018. The Company understands the need for PWC to maintain objectivity and independence in its audit of its financial statements. To minimize relationships that could appear to impair the objectivity of PWC, the Audit Committee has restricted the non-audit services that PWC may provide primarily to tax services and merger and acquisition due diligence services. The Audit Committee also determined that the Company would obtain non-audit services from PWC only when the services offered by PWC are at least as effective or economical as services available from other service providers.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PWC. Specifically, the Audit Committee has pre-approved the use of PWC for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that the Company requests PWC to undertake to provide assurances on matters not required by laws or regulations. In each case, the Audit Committee requires management to report the specific engagements to the Audit Committee on a regular basis, and also obtain specific pre-approval on any engagement over $50,000.

Fees

Aggregate fees billed to the Company for services rendered by PWC for fiscal 2018 and 2017 were:

	2018	2017
Audit Fees(1)	$816,224	$796,500
Audit-Related Fees(2)	19,096	43,000
Tax Fees(3)	11,680	—
All Other Fees(4)	—	—

Total Fees	$847,000	$839,500

(1)	“Audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the Sarbanes-Oxley Section 404 internal control audit or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	“Audit-related fees” are fees related to assurance and related services that are traditionally performed by an external auditor.

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(3)	“Tax fees” are fees related to tax advice and tax planning.

(4)	“All other fees” are fees billed for any services not included in the first three categories, including services such as benefit plan services and merger and acquisition due diligence.

The Audit Committee has considered whether the non-audit services provided by PWC are compatible with PWC maintaining its independence and has determined that they are compatible.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. Our external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as amended.

The Company’s external auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the external auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the external auditors that firm’s independence.

Based on the Audit Committee’s discussion with management and the external auditors and the Audit Committee’s review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018, for filing with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the re-appointment of PWC as the Company’s external auditors for the year ending March 30, 2019.

Audit Committee

Stephen C. McCluski, Chairman

Frederick M. Danziger

Lindsay N. Hyde

Robert E. Mellor

43

OTHER IMPORTANT INFORMATION

Shareholder Proposals for the 2019 Annual Meeting

Any shareholder who intends to present a proposal at our 2019 annual meeting of shareholders must deliver notice of the proposal to the Secretary of the Company at this address:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

We must receive any shareholder proposals by the dates below for those proposals to be considered timely:

•	March 12, 2019 if the proposal is submitted for inclusion in the Company’s proxy materials for the 2019 annual meeting of shareholders pursuant to Exchange Act Rule 14a-8; or

•	No earlier than February 14, 2019 and no later than April 15, 2019, assuming that the 2019 annual meeting of shareholders is held on August 13, 2019, if the proposal is submitted according to the requirements in our Certificate of Incorporation.

If less than 50 days’ notice or prior public disclosure is given of the date the 2019 annual meeting of shareholders, shareholders may submit proposals so that they are received by the Company by the close of business on the tenth day following the notice of the date of the 2019 annual meeting of shareholders. Shareholders may nominate candidates for our Board of Directors by the same deadlines as proposals for business to come before the 2019 annual meeting of shareholders.

Each notice of business or nomination must set forth the information required by the Certificate of Incorporation. Submitting a notice does not ensure that the proposal will be raised at our annual meeting of shareholders. The chair of the meeting has discretion to determine whether the notice of business or nomination was made according to the procedures provided in our Certificate of Incorporation and may determine to disregard the proposal or nominee. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

Notice Regarding Delivery of Shareholder Documents

The SEC now permits us to send a single set of annual disclosure documents to shareholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another shareholder and have received only one set of proxy materials, but you would prefer to continue receiving a separate set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the Secretary of the Company at 200 Holleder Parkway, Rochester, New York 14615 or by calling 585-647-6400. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.

Notice Pursuant to Section 726(d) of the New York Business Corporation Law

As of August 1, 2017 the Company renewed its directors’ and officers’ primary and excess management and professional liability insurance through August 1, 2018 at a total annual cost of $235,777 in premiums. The primary policy is carried with Twin City Fire Insurance Company, a subsidiary of The Hartford Insurance Company. The excess policy is carried with ACE American Insurance Company, a subsidiary of the Chubb Group of Insurance Companies. The policies cover all of the Company’s directors and executive officers.

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Additional Information

Upon written request by any shareholder, we will furnish a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 without charge, except that copies of any exhibit to that report will be furnished once the requesting shareholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to our principal executive offices at:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

Attention: Secretary

Shareholders may also view our Annual Report on Form 10-K on our Company’s website at http://www.monro.com/corporate/corporate-investor-info.

By Order of the Board of Directors

/s/ Maureen E. Mulholland
Maureen E. Mulholland

Senior Vice President — General Counsel and Secretary

Rochester, New York

July 10, 2018

45

ANNUAL MEETING OF SHAREHOLDERS OF

MONRO, INC.

August 14, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 14, 2018:

The Proxy Statement and the 2018 Annual Report are available on the Company’s website at

http://www.monro.com/corporate/corporate-investor-info

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND EACH MATTER TO BE VOTED ON AT THE ANNUAL MEETING

HAS BEEN PROPOSED BY THE BOARD OF DIRECTORS.

i  Please detach along  perforated line and mail in the envelope provided.   i

∎	20403030000000001000 7	081418

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors: To elect four Class 1 directors to serve a two-year term, and until their successors are duly elected and qualified at the 2020 annual meeting of shareholders.					The Board of Directors recommends a vote FOR the following proposal.
						FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O John L. Auerbach O Donald Glickman O Lindsay N. Hyde O Brett T. Ponton	Class 1 Director Class 1 Director Class 1 Director Class 1 Director		2. To approve, on a non-binding basis, the compensation paid to the Company’s Named Executive Officers.	☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal.
					3. To ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 30, 2019.	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board of Directors recommends a vote FOR all of the nominees for director.					4. To consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

☐                    ∎

MONRO, INC.

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Shareholders, August 14, 2018

The undersigned hereby appoints Brett T. Ponton and Brian J. D’Ambrosia as proxies, each with the power to appoint his substitute, and hereby authorizes each such person, acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Hyatt Regency Rochester, 125 East Main Street, Rochester, New York 14604, commencing at 9:00 a.m. on August 14, 2018 and at any postponement or adjournment thereof; and in the discretion of the proxies, or their substitutes, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING SHAREHOLDER ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

(Continued and to be signed on the reverse side)

∎1.1	14475 ∎